Exhibit 10.2

LICENSED CANNABIS FACILITY

AMENDED AND RESTATED ABSOLUTE NET LEASE AGREEMENT

GREEN VALLEY GROUP, LLC

(“Landlord”)

&

BROKEN ARROW HERBAL CENTER, INC.

(“Tenant”)

Dated: January 01, 2026

(“Effective Date”)

TABLE OF CONTENTS

1.	Basic Lease Provisions	1

2.	Premises and Common Areas Leased	2

3.	Compliance with Law; AS IS	2

4.	Lease Term	3

5.	Rent	5

6.	Additional Rent	6

7.	Insurance	7

8.	Repairs and Maintenance; Utilities; Non-Liability of Landlord; Inspection	10

9.	Tenant’s Work, Fixtures, Personal Property and Alterations	11

10.	Use and Compliance with Applicable Laws	13

11.	Damage and Destruction	15

12.	Eminent Domain	16

13.	Default; Remedies	16

14.	Bankruptcy Provisions	19

15.	Assignment and Subletting	20

16.	Estoppel Certificate; Attornment and Subordination	21

17.	Miscellaneous	21

EXHIBIT A: LEASE COMMENCEMENT & NOTICE OF LEASE TERMS	A-1

EXHIBIT B: RENTAL PAYMENT SCHEDULE	B-1

EXHIBIT C: LEGAL DESCRIPTION	C-1

EXHIBIT D: GUARANTY OF PAYMENT AND PERFORMANCE	D-1

i

LICENSED CANNABIS FACILITY

AMENDED AND RESTATED ABSOLUTE NET LEASE AGREEMENT

This AMENDED AND RESTATED ABSOLUTE NET LEASE AGREEMENT (“Lease” or “Agreement”) dated as of the Effective Date (See Cover Page), is made by and between GREEN VALLEY GROUP, LLC, an Arizona limited liability company (“Landlord”), and BROKEN ARROW HERBAL CENTER, INC., an Arizona corporation (“Tenant”). This Lease amends, restates, and replaces that certain Licensed Medical Marijuana Facility Triple Net (NNN) Lease Agreement, as amended, executed by Landlord and Tenant and originally dated (for reference purposes) May 1, 2018, which prior lease agreement, as amended, is no longer in effect, and is superseded in its entirety by this Lease.

In consideration of the obligations of Tenant to pay rent and other charges as provided in this Lease and in consideration of the other terms, covenants and conditions hereof, Landlord leases to Tenant and Tenant leases from Landlord the Premises for the Term and subject to the terms and conditions set forth herein.

1.	Basic Lease Provisions.

The following terms shall have the meanings specified in this Section 1, unless otherwise specifically provided. Other terms may be defined in other parts of this Lease.

(A) Landlord	Green Valley Group, LLC

(B) Landlord’s Address	c/o Zoned Properties, Inc.
8360 E. Raintree Dr., Ste. 230
Scottsdale, Arizona 85260
EMAIL: legal@zonedproperties.com

(C) Tenant	Broken Arrow Herbal Center, Inc.

(D) Tenants Address	c/o Broken Arrow Herbal Center, Inc.
10851 N Black Canton Hwy, Suite 500,
Phoenix, AZ 85029
EMAIL: accountsaz@jarscannabis.com
EMAIL: Ronnie.kassab@jarscannabis.com

(E) Tenant Use	Licensed medical and/or adult use marijuana retail facility in accordance with the laws of the State of Arizona, including, without limitation, the Arizona Medical Marijuana Act and the Smart and Safe Act, as amended from time to time, the rules and regulations promulgated by the Arizona Department of Health Services, and other applicable laws, rules and regulations from any governmental authority, applicable licensure requirements and the regulations and uses incidental thereto (collectively, “Cannabis Laws”), and no other use without Landlord’s prior written consent.

(F) Building(s) & Premises	+/- 1,440 square feet of building space located within APN ###-##-####; and with a commonly known address of 1732 W. Commerce Point Place, Green Valley, Arizona, 85614. For the avoidance of doubt, the “Premises” includes the Buildings and the Property.

(G) Property	Real Property described in Exhibit C.

(H) Initial Term	Commencing as of the Commencement Date and expiring on the fourteenth (14th) anniversary of the Rent Commencement Date.

(I) Renewal Terms	Two (2) five (5) year terms, subject to the provisions of Section 4.

(J) Contingency	None.

(K) Commencement Date	Landlord and Tenant shall confirm the Commencement Date in a Notice of Lease terms (Exhibit A) to be executed pursuant to Section 4 of the Lease. The Rent Commencement Date shall be the same as the Commencement Date.

(L) Base Rent	See Exhibit B.

(M) Security Deposit	$7,500.00

(N) Reserved

(O) Landlord Broker	None.

(P) Tenant Broker	None.

2.	Premises and Common Areas Leased.

2.1. Lease of Premises. Subject to the provisions of this Lease, Landlord hereby leases to Tenant, without any representation or warranty, express or implied, on the part of Landlord, and Tenant hereby leases from Landlord the Premises. The site plan attached to this Lease, if any, is attached for general reference purposes only and shall not constitute a representation or warranty by Landlord to be the final plan of the Building, location of the Building, or to require Landlord to build any improvements, or to otherwise comply with the site plan or require Landlord to lease space to a particular tenant or type of tenant.

2.2. Measurement of Premises. The terms “Rentable Area of the Premises,” “rentable square feet,” “actual square footage” and words of similar importance (whether or not spelled with initial capitals) as used in this Lease will be defined as the total floor area constituting the Premises as measured from the unfinished outside of the exterior Building walls to the opposite unfinished outside of like exterior Building walls. “Rentable Area of the Premises” shall also include any mezzanine space as measured from the outside of the exterior Building walls to like outside exterior Building walls and from outside exterior Building walls to the termination of the mezzanine deck, and all equipment closets. Tenant acknowledges that, except as otherwise expressly set forth in this Lease, neither Landlord nor any agent, property manager or broker of Landlord has made any representation or warranty with respect to the Premises or the Building or their suitability for the conduct of Tenant’s business.

3.	Compliance with Law; AS IS.

Tenant accepts the Premises strictly on an “AS IS” basis, without any representations or warranties from Landlord. Tenant, at its sole cost and expense, agrees to comply with all applicable federal (to the extent not in conflict with the Cannabis Laws), state and local laws, statutes, rules, regulations, requirements, codes, and ordinances in effect, or subsequently passed into effect, as of and after the Effective Date, including without limitation Cannabis Laws, Environmental Laws and the Americans With Disabilities Act (collectively, “Laws”). Tenant shall comply at its own expense with all conditions, covenants and restrictions applicable to and/or encumbering the Premises. Without limiting the generality of the foregoing, subject to Landlord’s prior written consent as required herein, Tenant shall make any structural changes or additions to the Premises required in order to comply with all Laws, including any requirements of Tenant’s business operations. Tenant acknowledges that as of the Effective Date, Tenant has previously been in operational control of the Property, and as such, Landlord has extremely limited direct knowledge regarding the Property, the Building, and/or the Premises. Landlord makes no representations or warranties to Tenant, and hereby disclaims any and all representations or warranties to Tenant concerning the Premises, including without limitation, that as of the Effective Date the Premises are (a) in compliance with Laws; (b) in any certain condition related to the previous tenants or adjacent tenants that may or may not be located at or near the Premises, or (c) free from hazardous materials, including without limitation asbestos, lead paint and polychlorinated biphenyl. “Environmental Laws” shall include, but not be limited to, the Resource, Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901, et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq.; the Clean Water Act, 33 U.S.C. Section 1251, et seq.; the Toxic Substance Control Act, 15 U.S.C. Section 2601, et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 201,300f to j-9 and any and all environmental laws of the state where the Property is located and any and all amendments to such Environmental Laws. Tenant agrees to hold harmless Landlord, and hereby waives all rights and claims of contribution against Landlord, with respect to any violations or alleged violations of any Laws concerning the Premises, including claims that relate to periods prior to the Effective Date.

4.	Lease Term.

4.1. Lease Commencement, Contingency, Cannabis License, and Cannabis Approvals.

4.1.1. Term, Commencement, and Delivery of Premises. The duration of the period of this Lease (Starting with the Initial Term as defined in Section 1(H), and as may be extended by Section 4.2 below, the “Term”) shall be contingent upon Tenant completing the transfer of ownership and control of the Tenant entity and the Cannabis License to A&R Consultants, LLC or its designee; upon such satisfaction of this contingency, the Lease shall commence immediately (such date, the “Commencement” and/or the “Commencement Date”). The Parties agree and acknowledge that contemporaneously with the Commencement Date, Landlord shall deliver possession of the Premises to the Tenant, and Tenant agrees to accept possession of the Premises upon the Commencement. Within a reasonable period of time after the date Tenant takes possession of the Premises, Landlord shall deliver to Tenant a notice of Lease dates and terms in the form as set forth in Exhibit A (the “Notice of Lease Terms”), attached hereto, setting forth, among other things, the Commencement Date and the date of the expiration of the Initial Term, which Notice of Lease Terms Tenant shall execute and return to Landlord within five (5) business days after Tenant’s receipt thereof. If Tenant fails to execute and return the Notice of Lease Terms within such five (5) business day period, Tenant shall be deemed to have approved and confirmed the dates and terms set forth therein, provided that such deemed approval shall not relieve Tenant of its obligation to execute and return the Notice of Lease Terms (and such failure shall constitute a default by Tenant hereunder).

4.1.2. Cannabis License and License Award. Tenant agrees to diligently maintain its State issued cannabis license (the “Cannabis License” or License”). As appropriate, if there is any conditionality to the License, Tenant agrees to diligently pursue any required satisfaction of any such conditionality, now or at any time during the Term. The Cannabis License has been issued by and is governed by the Department in the State of Arizona, (License Registration Certificate Identification Number: 00000096DCXQ00231932 as issued and assigned to the Tenant by the Department), pursuant to the Cannabis Laws (the date of receipt, the “License Award Date” and such license, the “License” or the “License Award”). Upon written request, Tenant will provide Landlord with Tenant’s License related information following any License Award and License Award Date. Tenant agrees to diligently pursue any and all documentation, submittals, and inspections required, associated with the Property or any related property that might impact the License, in order to obtain, renew, and maintain the License in good standing, and upon Landlord’s request shall promptly respond with updates on the status of such approval. Landlord shall have the right to assist Tenant in connection with obtaining such License.

4.1.3. Cannabis Approvals. Following the Effective Date and during the Term of the Lease, Tenant agrees to diligently pursue any and all required business registrations, permits, approvals, entitlements or other requirements now or in the future by the State, Local, or applicable authority with regulatory jurisdiction over the License or the Premises for the purposes of establishing and maintaining the Tenant Use and the License at the Premises as an approved cannabis facility and/or operation (the “Cannabis Approvals”) at its sole expense. If Tenant does not diligently pursue the Cannabis Approvals and/or is unable to establish or maintain the Cannabis Approvals following the Effective Date of this Lease, or at any time throughout the Term of the Lease, Landlord at any time, shall have the right upon written notice to Tenant, in Landlord’s sole discretion, and at no cost or expense to Landlord, to cause the Cannabis Approvals to be obtained on Tenant’s behalf (and Tenant agrees to promptly cooperate with such efforts). If the Cannabis Approvals are not maintained and in good-standing during the Term of the Lease, then Landlord shall have the right, but not the obligation, to terminate this Lease by delivering written notice to the other party, prior to the date the Cannabis Approvals are received. Tenant agrees to diligently pursue any and all documentation, submittals, and inspections required in order to obtain the Cannabis Approvals, and upon Landlord’s request shall promptly respond with updates on the status of such approvals. Landlord shall have the right to assist Tenant in connection with obtaining such Cannabis Approvals. Notwithstanding anything to the contrary in this Section, Tenant shall not be deemed in breach of its obligations to obtain or maintain the Cannabis Approvals, nor shall Landlord have any right to terminate this Lease, in the event Tenant elects, in its sole discretion, to temporarily suspend, modify, voluntarily surrender, or otherwise discontinue pursuit or maintenance of any Cannabis Approvals, provided that Tenant continues to pay Rent and meet all other obligations under the Lease. Tenant may, at its option, cease cannabis-related operations without triggering an Event of Default or a Landlord termination right, and Landlord shall have no authority to obtain Cannabis Approvals on Tenant’s behalf, during any period in which Tenant has voluntarily elected not to conduct cannabis operations, provided that Tenant continues to pay Rent and meet all other obligations under the Lease.

4.1.4. Local Cannabis Rules. The parties acknowledge that (i) Tenant’s Use of the Premises as a regulated cannabis facility may have recently been legalized or had amendments to the legalization by the State where the property is located, and as of the Effective Date the governmental authority having jurisdiction over the Premises may not have adopted a final or permanent set of the rules, regulations, laws, ordinances, or code to govern Tenant’s Use at the Premises (the “Local Cannabis Rules”); (ii) there is no guarantee that the Local Cannabis Rules that currently have been or may be adopted by the applicable governmental authority will not change at any time or at all and Landlord disclaims all representations and warranties to the contrary; (iii) there is no guarantee that the Cannabis Approvals can be obtained at any time or at all and Landlord disclaims all representations and warranties to the contrary; and (iv) Tenant will not be permitted to operate Tenant’s Use at the Premises until Tenant has satisfied all applicable Local Cannabis Rules and the Cannabis Approvals have been obtained. Landlord shall have no liability to Tenant for any losses, damages, liabilities, costs and expenses of Tenant or any of its affiliates, managers, members, officers, shareholders, agents or representatives related to the Local Cannabis Rules (or lack thereof) or the Cannabis Approvals (or lack thereof).

4.1.5. Requirement to Maintain Premises. Tenant shall in good faith continuously throughout the Term of this Lease conduct and carry on its business in the entire Premises conducting Tenant’s Use described on the Basic Lease Information and shall not conduct or carry on any other business unless otherwise agreed upon in writing by the Landlord. Tenant shall, at all times, maintain the Property, the Buildings, and the Premises in a clean and professional manner.

4.2. Option to Extend. Tenant shall have the option, exercisable by written notice to Landlord given not later than 180 days prior to the expiration of the then current Term, to extend the Term for five (5) years on the same terms and conditions as provided in this Lease (a “Lease Term Extension”). Tenant shall be granted two (2) Lease Term Extensions. If Tenant elects to make a Lease Term Extension, tenant acknowledges: (a) Landlord shall have no obligation to make any improvements to the Premises; (b) for each Lease Year during the extended Term, Base Rent for such extended Term shall be increased by three percent (3%) each Lease Year; and (c) there is no option to further extend the Term beyond the Lease Term Extension. Notwithstanding anything to the contrary herein, an option to extend the Term may be deemed null and void in Landlord’s discretion, of which such determination shall be made reasonably and in good faith, and not unreasonably withheld, conditioned, or delayed, if, at the time Tenant exercises the option, if one or more of the following has occurred:

4.2.1. Tenant has been late in the payment of Rent, which resulted in written notice from Landlord on two (2) or more occasions within a single Lease Year, provided that, isolated or minimal delays of less than three (3) business days shall not be counted for purposes of this section;

4.2.2. Tenant has caused an Event of Default in the performance of any of its obligations under this Lease, which Event of Default remains uncured after the expiration of all applicable notice and cure periods, at the time Tenant exercises the option to extend or at the commencement of the extended Term;

4.2.3. Tenant has failed to give written notice to Landlord at least one hundred (180) days prior to the expiration of the then current Term unless otherwise agreed to in writing by the Landlord; or

4.2.4. Tenant has assigned its interest in and to this Lease without Landlord’s written approval, except as may be permitted under Section 15.

4.3. Lease Year Defined. The “First Lease Year” means the period beginning on the Commencement Date and ending on the last day of the twelfth full calendar month thereafter; provided, however, if the Commencement Date is not the first day of a month, then the First Lease Year shall commence on the Commencement Date and shall continue for the balance of the month in which the Commencement Date occurs and for a period of twelve (12) full calendar months thereafter. “Lease Year” means each successive twelve (12) month period after the First Lease Year occurring during the Term. The First Lease Year shall also be considered a Lease Year.

5.	Rent.

5.1. Base Rent. The Base Rent shall be as set forth in Exhibit B and shall be adjusted annually as set forth in Exhibit B. Tenant shall pay to Landlord the Base Rent and any Additional Rent (defined herein) on or in advance of the due date of each and every month, during the Term at the address set forth in Section 1 or at such other place as Landlord may direct in writing, without any prior notice or demand therefor and without any abatement, deduction, offset or setoff. If the Term commences on any day other than the first day of a calendar month and/or ends on any day other than the last day of a calendar month, Base Rent for the fraction(s) of a month at the commencement and/or upon the expiration of the Term shall be prorated based upon the actual number of days in such fractional month(s). Rent shall not be accepted in cash or check. Rent shall only be payable via electronic payment such as ACH or Wire that is acceptable by Landlord.

5.2. Additional Rent. In addition to Base Rent, Tenant shall pay to Landlord all sums of money and other charges required to be paid by Tenant under this Lease (all such sums being herein deemed “Additional Rent’’ whether or not designated “Additional Rent”), which sums shall be paid without deduction, set-off or abatement whatsoever. The term “Rent” as used in this Lease, shall refer collectively to Base Rent and Additional Rent. If, at any time, there are amounts due hereunder by Tenant, Landlord may (but shall not be obligated to) invoice Tenant for such costs as Additional Rent, and Tenant shall pay such Additional Rent within the lesser of ten (10) days after the date of the invoice, the next monthly installment of Base Rent, or the period specified for such cost in this Lease.

5.3. Late Payment and Overdue Interest. Tenant acknowledges that late payment by Tenant of any Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Landlord by its lender. Accordingly, if any Rent is not received by Landlord within five (5) days after such amount is due, then Landlord shall have the option to charge Tenant a late fee equal to three percent (3.0%) of such overdue amount by providing written notice. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment. Acceptance of such late charge by Landlord shall in no event constitute a waiver of any breach or default with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event a late charge is assessed hereunder, whether or not collected, for two (2) installments of Rent during any single Lease Year, then notwithstanding any provision of this Lease to the contrary, Rent may, at Landlord’s sole discretion and option, become due and payable quarterly in advance. Any monetary payment due to Landlord hereunder, other than late charges, not received by Landlord when due shall bear interest starting from the day after it was due. The interest (“Interest” or “Overdue Rate”) charged shall be computed at the rate of 2.5% per month but shall not exceed the maximum rate allowed by law.

5.4.	Reserved.

5.5. Security Deposit. As of the Effective Date, Landlord is already in possession of the Security Deposit in the amount stated in Section 1. Upon the occurrence of any Event of Default, Landlord shall have the right to apply all or any portion of the Security Deposit toward amounts owing under this Lease and to compensate Landlord for all damages and costs sustained by Landlord resulting from or in connection with such Event of Default. In the event of any such application of the Security Deposit by Landlord, Tenant shall upon demand, deliver to Landlord the sum required to restore the Security Deposit to the amount set forth in Section 1. Provided that no Event of Default exists at the expiration of this Lease, Landlord shall return any remaining unapplied portion of the Security Deposit to Tenant within thirty (30) days after the date of such expiration. Landlord is not required to segregate the Security Deposit from Landlord’s general funds and has no obligation to pay Tenant interest on the Security Deposit. In the event of a transfer of Landlord’s interest in this Lease during the Term hereof, provided Landlord transfers the then unapplied Security Deposit to the transferee, Landlord shall be discharged from any further liability with respect to the Security Deposit.

6.	Additional Rent.

6.1. Operating Costs. Tenant shall pay directly, or to Landlord as applicable, all Operating Costs (defined below) of the Property in a timely manner and prior to delinquency. In the event Tenant fails to pay any Operating Cost within the earlier of (i) five (5) days after written notice by Landlord to Tenant or (ii) the next monthly installment of base rent, and without Landlord being under any obligation to do so and without Landlord waiving any default by Tenant, Landlord may pay any delinquent Operating Costs. Any Operating Cost paid by Landlord and any expenses reasonably incurred by Landlord in connection with the payment of the delinquent Operating Cost, together with interest thereon at the Overdue Rate from the date paid by Landlord until the date repaid by Tenant, may be billed immediately to Tenant, or at Landlord’s option and upon written notice to Tenant, may be deducted from the Security Deposit. “Operating Costs” means all costs and expenses relating to the ownership, maintenance and operation of the Property including, but not limited to: insurance, maintenance, repair and replacement of the foundation, roof, walls, heating, ventilation, air conditioning, plumbing, electrical, mechanical, utility and safety systems, paving and parking areas, roads and driveways; maintenance, repair and replacement of exterior areas such as gardening and landscaping, snow removal and signage; maintenance, repair and replacement of roof membrane, flashings, gutters, downspouts, roof drains, skylights and waterproofing; painting; lighting; cleaning; refuse removal; security; utilities for, or the maintenance of, outside areas; building personnel costs; asset, property or administrative management fees incurred or attributable to the management of the Property; the costs, expenses, charges and assessments related to or arising from any covenants, conditions and restrictions affecting the Premises, or other matters of record; rentals or lease payments paid by Landlord for rented or leased personal property used in the operation or maintenance of the Premises; and fees for required licenses and permits.

6.2. Real Property Taxes. From and after the Commencement Date, subject to terms and conditions of this Section 6.1, Tenant shall be responsible for and shall pay prior to delinquency, all Real Property Taxes. Landlord and Tenant agree to use commercially reasonable efforts to cause the tax assessor having jurisdiction over the Property to issue duplicate (or, if duplicate is not feasible, then separate) property tax bills to Landlord and Tenant, provided that if duplicate or separate tax bills are not issued by the tax assessor, the property tax bills shall be sent to Tenant. Tenant shall not be obligated to pay for the following (referred to as the “Excluded Taxes”): any income taxes imposed on Landlord (it being understood that sales taxes or similar taxes, such as transaction privilege or use tax, on the Rent received by Landlord under this Lease shall be the responsibility of Tenant).

6.3. Real Property Taxes – Defined. “Real Property Taxes” means all real estate taxes, leasehold excise taxes and all other taxes relating to the Building and the Premises, all other taxes which may be levied in lieu of real estate taxes, all assessments, local improvement districts, assessment bonds, levies, fees and other governmental charges, including, but not limited to, charges for traffic facilities and improvements, water service studies, (except as limited below) and improvements or amounts necessary to be expended because of governmental orders, whether general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind and nature for public improvements, services, benefits, or any other purpose, which are assessed, levied, confirmed, imposed or become a lien upon the Building or any portion of the Premises, or become payable during the Term (or which become payable after the expiration or earlier termination hereof and are attributable in whole or in part to any period during the Term hereof). Real Property Taxes exclude any franchise, estate, inheritance or succession transfer tax of Landlord, or any federal or state income, profits or revenue tax or charge upon the net income of Landlord from all sources; provided, however, to the extent at any time during the Term there is levied or assessed against Landlord a federal, state or local tax or excise tax on rent, or any other tax however described on account of rent as a direct tax on the payment of Rent, Tenant shall pay those taxes to Landlord as Additional Rent.

6.4. Personal Property Taxes. Tenant shall pay, prior to delinquency, all taxes and assessments levied upon all personal property of Tenant, including trade fixtures, inventories and other real or personal property placed or installed in and upon the Premises by Tenant (collectively, “Personal Property Taxes”). If any such taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such real or personal property or trade fixtures of Tenant, and if Landlord pays the taxes based upon such increased assessment, Tenant shall, upon demand, repay to Landlord the taxes so levied or the portion of such taxes reusing from such increase in the assessment. Tenant shall deliver to Landlord reasonable documentation evidencing Tenant’s compliance with the foregoing payment obligations.

6.5. Rental Taxes. In addition to Base Rent, Tenant shall pay Landlord all transaction privilege, sales, rental, excise, and/or use, taxes levied upon or assessed against Landlord by any governmental authority having jurisdiction, if any, which are measured by the Rent paid by Tenant to Landlord (collectively with the Real Property Taxes and Personal Property Taxes, the “Taxes”). The amount required to be paid by Tenant to Landlord pursuant to the immediately preceding sentence shall be paid at the time the applicable Rent is due or other charges are due.

6.6. Payment of Delinquent Taxes. If Tenant is delinquent in the payment of any Taxes it is obligated to pay prior to delinquency, Landlord may, in its sole discretion, pay such delinquent amounts, including any interest or penalties due thereon, on behalf of Tenant. To the extent that Landlord has paid such amounts on behalf of Tenant, the aggregate amount thereof plus interest thereon at the Overdue Rate, from the date of Landlord’s payment thereof to the date of Tenant’s payment to Landlord, shall be immediately due and payable to Landlord by Tenant and shall constitute Additional Rent.

6.7. Estimated Payments. Tenant shall pay, directly, all costs associated with the Premises as outlined in this Section 6. However, if Tenant fails to make such payments in a timely manner, at Landlord’s option, Landlord may choose to pay any such costs on behalf of Tenant, and as a result, Tenant shall pay to Landlord, each month together with payment of Base Rent, one-twelfth (1/12) of Landlord’s reasonable estimate of the annual total of any costs that Landlord expects to pay directly at its reasonable discretion; this may include Operating Costs, Taxes, Insurance, and/or any other charges that would be payable directly by Tenant to Landlord or a third party related to the Property, Building, or Premises under this Lease.

7.	Insurance.

7.1. Tenant’s Insurance. Tenant shall, at all times, at its own cost and expense, keep and maintain in full force during the Term and any other period of occupancy of the Premises by Tenant, the following types of insurance with insurance companies approved to engage in business in the State where the property is located, and reasonably approved by Landlord, in the amounts specified and in the form provided below:

7.1.1. Property, fire, casualty and extended coverage, all risk, insurance on and for the entire Premises and on Tenant’s fixtures, improvements and other property for not less than the full replacement value, together with business interruption coverage, as Landlord may reasonably require. In the case of vacant or redevelopment properties, Tenant shall place vacant property coverage and/or builder’s risk coverage as applicable. Such policy(ies) shall contain an agreed amount endorsement in lieu of a coinsurance clause. If Landlord is not satisfied with Tenant’s insurance coverage, Landlord, at its option, may, from time to time, elect to maintain fire, casualty and extended coverage, all risk, insurance on the Premises for not less than the full replacement value, in which event Tenant shall reimburse Landlord for the costs and expenses of such Landlord insurance no later than five (5) days after Tenant’s receipt of Landlord’s invoice for such costs and expenses.

7.1.2. Commercial liability insurance insuring Tenant against any liability arising out of the lease, use, occupancy or maintenance of the Premises and all areas appurtenant thereto or business operated by Tenant pursuant to the Lease, including that from personal injury or property damage in or about the Premises, insuring Landlord, and any designated mortgagee of Landlord, and Tenant, and naming Landlord and any designated mortgagee of Landlord as a named additional insured therein. Such insurance shall be in the minimum amounts of not less than $2,000,000 per occurrence against liability for bodily injury including death and personal injury for any single (1) occurrence and not less than $2,000,000 per occurrence for property damage, or combined single limit insurance insuring for bodily injury, death and property damage in an amount of not less than $4,000,000. The policy shall insure the hazards of the Premises and Tenant’s operations therein, shall include independent contractor and contractual liability coverage (covering the indemnity contained in Section 7.6 hereof) and shall (a) name Landlord and Landlord’s mortgagee under a mortgage or beneficiary under a deed of trust either having a first lien against the Premises (the “Lender”) as a named additional insured; (b) contain a cross-liability provision; and (c) contain a provision that the insurance provided hereunder shall be primary and non-contributing with any other insurance available to Landlord.

7.1.3. Workers’ compensation insurance for the benefit of all employees entering upon the Premises as a result of or in connection with the employment by Tenant.

7.1.4. Such other forms of insurance as may be reasonably required by Landlord to cover any additional risks against which a reasonably prudent Landlord or Tenant would protect itself.

7.1.5. Tenant shall name Landlord and/or Landlords affiliates or Lender(s) as a named additional insured, and/or as a loss payee, on any insurance policies as may be directed by Landlord.

7.2. Form of Insurance Certificates. All policies shall be written in a form satisfactory to Landlord and shall be written by insurance companies licensed with a Best’s rating and Financial Size Category Rating of “A-” and authorized to do business in the state in which the Property is situated. Tenant shall furnish to Landlord, prior to Tenant’s entry into the Premises and thereafter within thirty (30) days prior to the expiration of each such policy (or renewal thereof), a certificate of insurance issued by the insurance carrier of each policy of insurance carried by Tenant pursuant hereto, together with a copy of the policy declaration page(s), certifying that such policy(ies) has been issued, provides coverage required by this Section 7 (including name of additional named insured entities as required by this Section 7) and a statement that no deductible or self-insurance retention applies to such policy and upon request by Landlord, a copy of each such policy of insurance. Tenant shall also adjust or amend any insurance policy(ies) or cause the adjustment or amendment of such policy(ies) as many be requested by Landlord or any of Landlord’s lenders or financers related to the property as the case may be.

7.3. Tenant’s Failure. If Tenant fails to maintain any insurance required in this Lease and/or fails to deliver any required Insurance certificates required in this Lease to Landlord in a timely manner, Tenant shall be liable for any loss or cost resulting from said failure, and Landlord shall have the right to obtain such insurance on Tenant’s behalf and at Tenant’s sole expense, the cost of which, plus a fifteen percent (15%) administrative fee, shall be deemed Additional Rent and shall be payable upon Landlord’s demand. This Section 7.3 shall not be deemed to be a waiver of any of Landlord’s rights and remedies under any other Section of this Lease. If Landlord obtains any insurance, which is the responsibility of Tenant to obtain under this Section 7, Landlord agrees to deliver to Tenant a written statement setting forth the cost of any such insurance and any administrative fee charged as provided for under this Section of this Lease.

7.4. Waiver of Subrogation. Each policy evidencing insurance required to be carried by Tenant pursuant to this Section 7 shall contain the following clauses and provisions: (i) that such policy and the coverage evidenced thereby shall be primary and non-contributing with respect to any policies carried by Landlord and that any coverage carried by Landlord be excess insurance; (ii) including Landlord and the parties set forth in Section 7 of this Lease and any other parties designated by Landlord from time to time as additional named insured entities; (iii) a waiver by the insurer of any right to subrogation against Landlord and other additional named insured entities, its or their agents, employees and representatives which arises or might arise by reason of any payment under such policy(ies) or by reason of any act or omission of Landlord, its agents, employees or representatives; (iv) a severability of interest clause or endorsement; and (v) that the insurer will not cancel or change the coverage provided by such policy without giving Landlord thirty (30) days’ prior written notice. Any policy of insurance required to be carried by Tenant that names the parties set forth in this Section 7 as additional named insured entities shall not be subject to a deductible or self-insured retention, it being the intent of the parties that such insurance shall fully and completely insure such additional named insured entitles for all loss or expense.

7.5. Tenant’s Properties and Fixtures. Tenant assumes the risk of damage, destruction, theft and loss to any furniture, equipment, machinery, goods, supplies or fixtures which are or remain the property of Tenant. Tenant shall not do or keep anything in or about the Premises, which will in any way tend to increase insurance rates. In no event shall Tenant carry on any activities, which would invalidate any insurance coverage maintained by Landlord or Tenant. If Tenant’s occupancy or business in, or on, the Premises, whether or not Landlord has consented to the same, results in any increase in premiums for any insurance with respect to the Premises, Tenant shall pay any such increase in premiums as Additional Rent within ten (10) days after being billed by Landlord. Tenant shall promptly comply with all reasonable requirements of the insurance underwriters and/or any governmental authority having jurisdiction there over, necessary for the maintenance of reasonable fire and extended insurance for the Premises.

7.6. Indemnification.

7.6.1. Tenant agrees to indemnify, defend and save Landlord and Landlord’s officers, trustees, directors, partners, beneficiaries, mortgagees, joint venturers, members, or other principals or representatives, disclosed or undisclosed (and their respective successors and assigns) (collectively, “Landlord Parties”) harmless from all claims, actions, judgments, suits, losses, fines, penalties, demands, costs and expenses and liability whatsoever, including reasonable attorneys’ fees, expert fees and court costs (“Indemnified Claims”) on account of (i) any damage or liability occasioned in whole or in part by any use or occupancy of the Premises or by any act or omission of Tenant or any of Tenant’s agents, employees, subtenants, assignees, licensees, contractors or invitees (collectively, “Tenant Parties”); (ii) the use of the Premises by Tenant or any Tenant Parties and conduct of Tenant’s business by Tenant or any Tenant Parties, or any other activity, work or thing done, permitted or suffered by Tenant or any Tenant Parties, in or about the Premises; (iii) any breach by Tenant of any obligations on Tenant’s part to be performed under the terms of this Lease; or (iv) for, from and against all costs and charges, including reasonable attorneys’ and other reasonable professional fees, incurred in and about any of such matters and the defense of any action arising out of the same or in discharging the Building and/or Premises, or any part or any thereof, from any and all liens, charges or judgments which may accrue or be placed thereon by reason of any act or omission of Tenant or any Tenant Parties. In case any action or proceeding is brought against Landlord or any Landlord Parties by reason of any such Indemnified Claims, Tenant, upon notice from Landlord, shall defend the same at Tenant’s expense by counsel approved in writing by Landlord and Landlord’s insurance carrier, which approval shall not be unreasonably withheld. Tenant shall not be liable for damage or injury occasioned by the gross negligence or willful misconduct of Landlord or its agents, contractors or employees. Tenant’s indemnification obligation under this Section 7.6.1. shall survive the expiration or earlier termination of this Lease. Tenant’s covenants, agreements and indemnification in in this Section 7 are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provisions of this Lease.

7.6.2. Landlord agrees to indemnify, defend and save Tenant and Tenant’s officers, trustees, directors, partners, beneficiaries, mortgagees, joint venturers, members, managers, or other principals or representatives, disclosed or undisclosed (and their respective successors and assigns) (collectively, “Tenant Parties”) harmless from all claims, actions, judgments, suits, losses, fines, penalties, demands, costs and expenses and liability whatsoever, including reasonable attorneys’ fees, expert fees and court costs (“Indemnified Claims”) on account of (i) any damage or liability occasioned in whole or in part by any gross negligence or willful misconduct, of Landlord or any of Landlord’s agents, employees, subtenants, assignees, licensees, contractors or invitees (collectively, “Landlord Parties”); or (ii) any breach by Landlord of any obligations on Landlord’s part to be performed under the terms of this Lease. In case any action or proceeding is brought against Tenant or any Tenant’s Parties by reason of any such Indemnified Claims, Landlord, upon notice from Tenant, shall defend the same at Landlord’s expense by counsel approved in writing by Tenant and Tenant’s insurance carrier, which approval shall not be unreasonably withheld. Landlord shall not be liable for damage or injury occasioned by the gross negligence or willful misconduct of Tenant or its agents, contractors or employees. Landlord’s indemnification obligation under this Section 7.6.2. shall survive the expiration or earlier termination of this Lease. Landlord’s covenants, agreements and indemnification in this Section 7 are not intended to and shall not relieve any insurance carrier of its obligations under any policies carried by Landlord.

7.6.3. In no event shall Landlord, its agents, employees and/or contractors be liable for any personal injury or death or property damage caused by other lessees or their agents, as the case may be, or caused by public or quasi-public work, or for consequential damages arising out of any loss of the use of the Premises or any equipment or facilities therein by Tenant or any person claiming through or under Tenant.

7.7. Damage to Tenant’s Property. Notwithstanding the provisions of Section 7.6. to the contrary, except to the extent due to the gross negligence or willful misconduct of Landlord, its agents, employees and/or contractors shall not be liable for (i) any damage to property entrusted to employees or security officers of the Premises, (ii) loss or damage to any property by theft or otherwise, or (iii) any injury or damage to persons or property resulting from fire, explosion, falling substances or materials, steam, gas, electricity, water or rain which may leak from any part of the Premises or from the pipes, appliances or plumbing work therein or from the roof, street, or subsurface or from any other place or resulting from dampness or any other cause. Neither Landlord nor its agents, employees or contractors shall be liable for interference with light. Tenant shall give prompt notice to Landlord and appropriate emergency response officials if Tenant is or becomes aware of fire or accidents in the Premises or of defects therein in the fixtures or equipment.

8.	Repairs and Maintenance; Utilities; Non-Liability of Landlord; Inspection.

8.1. Repairs and Maintenance. Tenant shall, at its own cost and expense, maintain the structural and non-structural portions of the Premises, including but not limited to: the parking areas, roadways, fencing, landscaping, security systems, on-site utilities, and vacant land areas, in good and tenantable condition consistent with a first class commercial premises and otherwise in compliance with all applicable federal, state and local laws, rules, regulations, orders and guidelines now or hereafter in force, and make all repairs to the Premises and every part thereof as needed. Tenant’s obligations under this Section shall include, but not be limited to, modifying, repairing and maintaining, as applicable, the following: items as are required by any governmental agency having jurisdiction thereof (whether the same is ordinary or extraordinary, foreseen or unforeseen); the roof, exterior walls, structural columns and structural floor or floors of the Premises in good condition; interior walls and glass; the interior portions of exterior walls; ceilings; utility meters exclusively serving the Premises (including those outside the Premises if they exclusively serve the Premises); pipes and conduits within the Premises exclusively serving the Premises; all pipes and conduits outside the Premises exclusively serving the Premises between the Premises and the service meter; all fixtures; heating, ventilating and air conditioning (“HVAC”) system exclusively serving the Premises (including all components thereof whether located inside or outside the Premises); sprinkler equipment and other equipment within the Premises exclusively serving the Premises; the storefront and all exterior glass; all of Tenant’s signs (both interior and exterior); locks and closing devices; all window sashes, casements or frames, doors and door frames; and any alterations, additions or changes performed by or on behalf of Tenant (whether structural or non-structural); provided that Tenant shall make no adjustment, alteration or repair of any part of any sprinkler or sprinkler alarm system in or serving the Premises without Landlord’s prior approval.

8.2. Utilities. Tenant shall arrange for all utilities to be furnished to the Premises, including lines for water, electricity, sewage and telephone. Tenant shall pay before delinquency, at its sole cost and expense, all charges for water, heat, electricity, power, telephone service, sewer service charges and other utilities or services charged or attributable to the Premises; provided, however, that if any such services or utilities shall be billed to Landlord, Tenant shall pay to Landlord as Additional Rent, an amount equal to such costs.

8.3. Non-Liability of Landlord. Notwithstanding anything to the contrary contained in this Lease, Landlord shall not be in default hereunder or be liable for any damages indirectly resulting from, nor shall the Rent herein reserved be abated or rebated by reason of (a) the interruption or curtailment of the use of the Premises; or (b) any failure to furnish or delay in furnishing any services required to be provided by Landlord, unless and to the extent such failure or delay is caused by any condition created by Landlord’s gross negligence; or (c) the limitation, curtailment, rationing or restriction of the use of water or electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises.

8.4. Inspection of Premises. Subject to the Cannabis Laws, Landlord may enter the Premises to inspect, clean, improve or repair the same, to inspect the performance by Tenant of the terms and conditions hereof, show the Premises to prospective, bona fide purchasers, tenants and lenders as Landlord shall reasonably deem necessary or appropriate; provided, that Landlord shall provide written notice to Tenant specifying the purpose of inspection at least three (3) business days prior to the inspection, and use commercially reasonable efforts not to unreasonably interfere with Tenant’s business in exercise of Landlord’s rights hereunder. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises and any other loss in, upon or about the Premises, arising from exercise by Landlord of its rights hereunder.

9.	Tenant’s Work, Fixtures, Personal Property and Alterations.

9.1. Tenant’s Work. If Tenant intends to complete any improvements to the Premises, which would require any sort of permitting or governmental approval process to complete, Tenant shall cause its architect and/or engineer to prepare drawings and specifications for Tenant’s proposed improvements to be constructed on the Premises by Tenant (the “Tenant’s Plans”) for Landlord’s review and commercially reasonable approval, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant’s Plans shall consist of at least a site plan (if sitework changes to utilities, paving, landscaping, mechanical, electrical, or plumbing systems etc. are proposed), a floor plan, and exterior building elevations (if any modifications are proposed to the storefront or exterior walls) done at a reasonable scale, which will convey detail and intent, as well as an indication of color selection and graphics. Building elevations shall include specification of materials and color scheme. If Tenant fails to submit Tenant’s Plans within the period provided above, then Landlord may, at its option, in addition to all other remedies available for Tenant’s default, have the right stop any work on the Premises until the appropriate permitting and approvals are completed. Indulgences granted to Tenant shall not be construed to be a waiver of the provisions of this paragraph. Time is of the essence. If Tenant’s Plans are not approved or rejected within ten (10) business days of delivery, Tenant’s Plans shall be deemed approved. Once the Tenant’s Plans are approved (the “Tenant’s Approved Plans”), the improvements to be constructed in accordance therewith are referred to herein as the “Approved Improvements”. Following the preparation and approval of Tenant’s Approved Plans, Tenant, at its sole cost and expense, shall construct the Approved Improvements in a good and workmanlike manner substantially in accordance with Tenant’s Approved Plans (“Tenant’s Work”), and shall have obtained all required permits in connection with Tenant’s Work. Prior to the commencement of the Approved Improvements, Tenant shall deliver to Landlord: the contractor’s name, state license number, construction contract, and a certificate of liability, Builder’s Risk, property damage, and workmen’s compensation insurance naming Landlord and, at Landlord’s option, Landlord’s mortgagee as an additional insured (the “Construction Contract Documents”), which contractor name and Construction Contract Documents shall be subject to Landlord’s review and commercially reasonable approval, which approval shall not be unreasonably withheld, conditioned, or delayed. If the Construction Contract Documents are not approved or rejected within ten (10) business days of delivery, the Construction Contract Documents shall be deemed approved. Failure of Tenant to deliver any of these items to Landlord shall be considered an Event of Default. Landlord’s consent or comments on any such plans shall not be deemed an express or implicit covenant or warranty that any plans or specifications submitted by Tenant are accurate, safe or sufficient or that the same comply with any laws, ordinances, or building codes. Tenant will, during the Term of this Lease, indemnify, protect, defend and hold Landlord and the Indemnified Parties (defined above), and the Premises harmless for, from and against any loss, damage, liability, claims, cost or expense, including attorneys’ fees and costs, incurred as a result of any defects in design, materials, or workmanship resulting from Tenant’s Work, including, without limitation, any liens to which any contractor, subcontractor, vendor or other third party asserts or might at any time b entitled to assert due to any statutory mechanic’s lien claim or any common law claim in accordance with appliable law. Notwithstanding anything to the contrary herein, Tenant shall be responsible at Tenant’s sole cost and expense for all work, construction and installation in the Premises (including but not limited to all Tenant’s Work and all fixtures, furniture, equipment and other office installations), and upon Landlord’s request, shall provide Landlord with reasonable evidence that Tenant has the necessary funds to complete the Tenant’s Work. Tenant acknowledges that if Tenant fails to perform any of its direct or indirect obligations related to Tenant’s Work, then Landlord shall have a Right to Perform (as defined herein) in order to remedy any such failure, which shall include Tenant’s obligation to keep any third-party agreements related to Tenant’s Work (such as architecture, engineering, or contractor agreements) in good standing and free from default. For the avoidance of doubt, and to ensure clarity, this Lease is an absolute net lease and Tenant shall be responsible for any construction or renovations to the Building(s) and/or Property on the Premises as part of the Approved Improvements. The Building(s) and all other improvements and structures on the Property shall become the property of Landlord at the end of the Lease.

LANDLORD HAS NO OBLIGATION TO PERFORM ANY WORK WITHIN THE PREMISES. TENANT AGREES TO ACCEPT THE PREMISES IN ITS CONDITION “AS IS” AND SHALL BE OBLIGATED TO PERFORM SUCH WORK AS IS NECESSARY TO RENDER THE PREMISES USEFUL FOR THE PURPOSES LEASED.

9.2. Reserved.

9.3. Substantial Completion. Tenant shall cause any Tenant Work to be Substantially Complete by the time set forth in its Construction Contract Documents, subject only to the force majeure provisions of the Construction Contract Documents, if any. Landlord shall have no obligation to grant any abated base rent or other concessions related to any delay in completion. “Substantially Complete” means Tenant’s Work has received permanent certificate of occupancy and is complete but for the completion of cosmetic punch list items, and Tenant has delivered to Landlord reasonable evidence of the same.

9.4. Risk of Costs. Tenant acknowledges that Landlord has no obligation to commit or deposit any funds related to any Tenant’s Work, Improvements, or Alterations for any reason, and Tenant is assuming and bears the risk of all costs related to Tenant’s Work, Improvements, or Alterations.

9.5. Reserved.

9.6. Fixtures and Personal Property. Tenant, at Tenant’s expense, may install any necessary trade fixtures, equipment and furniture in the Premises, provided that such items are installed and are removable without damage to the structure of the Premises, including, but not limited to, damage to drywall, doors, door frames and floors. Landlord reserves the right to reasonably approve or disapprove of any interior improvements, so long as it does not interfere with Tenant’s use of the Premises. Such improvements must be submitted for Landlord’s written approval prior to installation, or Landlord may remove or replace such items at Tenant’s sole expense. Said trade fixtures, equipment, furniture, cabling and personal property shall remain Tenant’s property and shall be maintained in good condition while on the Premises and removed by Tenant upon the expiration or earlier termination of the Lease. As a covenant which shall survive the expiration or earlier termination of this Lease, Tenant shall repair, at Tenant’s sole expense, or at Landlord’s election, reimburse Landlord for the cost to repair all damage caused by the installation, use, or removal of said trade fixtures, equipment, cabling, furniture, personal property or temporary improvements. If Tenant fails to remove any items required by Landlord prior to or upon the expiration or earlier termination of this Lease, Landlord, at its option and without liability to Tenant, may keep and use them or remove any or all of them and cause them to be stored or sold in accordance with applicable Laws, and Tenant shall, upon demand of Landlord, pay to Landlord as Additional Rent hereunder all costs and expenses incurred by Landlord in so storing and/or selling said items. In the event any such fixtures, equipment, and/or furniture of Tenant are sold by Landlord, the proceeds of such sale shall be applied, first, to all expenses of Landlord incurred in connection with storage and sale; second, to any amounts owed by Tenant to Landlord under this Lease or otherwise, and, third, the remainder, if any, shall be paid to Tenant. Tenant agrees that all fixtures and personal property on the Premises at the time of Commencement of the Lease, shall remain property of Landlord; however, Tenant may use Landlord’s personal property during the Lease Term, so long as there are no ongoing and uncured Events of Default under the Lease.

9.7. Alterations. Tenant shall not make or allow to be made any alterations, additions or improvements (“Alterations”) to the Premises without obtaining the prior written consent of Landlord, which such consent shall not be unreasonably withheld nor interfere with Tenant’s use of the Premises. Tenant shall deliver to Landlord the contractor’s name, state license number, a certificate of liability insurance naming Landlord and, at Landlord’s option, Landlord’s Lender(s) as an additional insured, as well as full and complete plans and specifications of all such Alterations and any subsequent modifications or additions to such plans and specifications, and no proposed work shall be commenced or continued by Tenant until Landlord has received and given its written approval of each of the foregoing. Landlord shall either approve or disapprove any proposed Alteration within ten (10) days following receipt of all of the foregoing items, and if Landlord fails to deliver notice of disapproval within ten (10) days following receipt of all the foregoing items, Landlord’s consent is deemed approved. Landlord’s consent or comments on any such plans shall not be deemed an express or implicit covenant or warranty that any plans or specifications submitted by Tenant are accurate, safe or sufficient or that the same comply with any Laws, ordinances, or building codes. Tenant will indemnify, protect, defend and hold Landlord and the Landlord Parties, and the Premises harmless for, from and against any loss, damage, liability, claims, cost or expense, including attorneys’ fees and costs, incurred as a result of any defects in design, materials or workmanship resulting from Tenant’s Alterations to the Premises. All Alterations which are not permanently affixed to the Premises shall remain the property of Tenant. All Alterations shall be done in a good and workmanlike manner and in compliance with the plans and specifications approved by Landlord and in compliance with all applicable Laws and as-built plans and specifications shall be provided to Landlord by Tenant upon completion of the work. If reasonably required by Landlord, Tenant shall secure at Tenant’s own cost and expense a completion and lien indemnity bond or other adequate security, in form and substance reasonably satisfactory to Landlord.

9.8. Liens. Tenant shall promptly file and/or record, as applicable, all notices of completion provided for by law, and shall pay and discharge all claims for work or labor done, supplies furnished or services rendered at the request of Tenant or at the request of Landlord on behalf of Tenant, and shall keep the Premises free and clear of all contractor’s, mechanics’, materialmen’s and worker’s liens in connection therewith. Landlord shall have the right, and shall be given ten (10) business days written notice by Tenant prior to commencement of the work, to post or keep posted on the Premises, or in the immediate vicinity thereof, any notices of non-responsibility for any construction, alteration, or repair of the Premises by Tenant. If any such lien or notice preceding the filing of any lien is filed, Tenant shall cause same to be discharged of record within ten (10) days thereof. If said lien or potential encumbrance is not timely discharged by Tenant, Landlord may, but shall not be required to, take such action or pay such amount as may be necessary to remove such lien and Tenant shall pay to Landlord as Additional Rent any such amounts expended by Landlord, together with Interest thereon within ten (10) days after notice is received from Landlord of the amount expended by Landlord.

10.	Use and Compliance with Applicable Laws.

10.1. Use of Premises and Compliance. Tenant shall only use the Premises for the purposes described in Section 1 above, and uses customarily incidental thereto, and for no other use without the prior written consent of Landlord. Tenant shall, at Tenant’s sole cost and expense, comply with applicable Laws pertaining to Tenant’s business operations, alterations and/or specific use of the Premises. In connection with the immediately preceding sentence, Tenant and Landlord acknowledge their belief that this Lease of the Premises for the intended use relates to activities that they have been advised are lawful under the laws of the State where the property is located, yet may not lawful under the laws of the United States.

10.2. Hazardous Materials. “Hazardous Materials” means, among other things, any of the following, in any amount: (a) any petroleum or petroleum derived or derivative product, asbestos in any form, urea formaldehyde and polychlorinated biphenyls and medical wastes; (b) any radioactive substance; (c) any toxic, infectious, reactive, corrosive, ignitable or flammable chemical or chemical compound; and (d) any chemicals, materials or substances, whether solid, liquid or gas, defined as or included in the definitions of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” ‘‘toxic substances,” “toxic pollutants,” “solid waste,” or words of similar import in any federal, state or local statute, law, ordinance or regulation or court decisions now existing or hereafter existing as the same may be interpreted by government offices and agencies. “Hazardous Materials Laws” means any federal, state or local statutes, laws, ordinances or regulations or court decisions now existing or hereafter existing that control, classify, regulate, list or define Hazardous Materials or require remediation of Hazardous Materials contamination.

10.2.1. Compliance. Tenant will not cause any Hazardous Material to be brought upon, kept, generated or used on the Property or Premises in a manner or for a purpose prohibited by or that could result in liability under any Hazardous Materials Law; provided, however, in no event shall Tenant allow any Hazardous Material to be brought upon, kept, generated or used on the Property or Premises other than those Hazardous Materials for which Tenant has received Landlord’s prior written consent to bring on (other than small quantities of cleaning or other/industrial supplies as are customarily used by a Tenant in the ordinary course of business). Tenant, at its sole cost and expense, will comply with (and obtain all permits required under) all Hazardous Materials Laws, groundwater wellhead protection laws, storm water management laws, fire protection provisions, and prudent industry practice relating to the presence, storage, transportation, disposal, release or management of Hazardous Materials in, on, under or about the Premises or Premises that Tenant brings upon, keeps, generates or uses in the Premises or on the Property (including, without limitation, but subject to this Section 10.2, immediate remediation of any Hazardous Materials in, on, under or about the Property or Premises that Tenant brings upon, keeps, generates or uses on the Property or Premises in compliance with Hazardous Materials Laws) and in no event shall Tenant allow any liens or encumbrances pertaining to Tenant’s use of Hazardous Materials to attach to any portion of the Property or Premises. On or before the expiration or earlier termination of this Lease, Tenant, at its sole cost and expense, will completely remove from the Premises or, as applicable, the Property (regardless whether any Hazardous Materials Law requires removal), in compliance with all Hazardous Materials Laws, all Hazardous Materials Tenant causes to be present in, on, under or about the Premises or the Property. Tenant will not take any remedial action in response to the presence of any Hazardous Materials in on, under or about the Premises or the Property, nor enter into (or commence negotiations with respect to) any settlement agreement, consent decree or other compromise with respect to any claims relating to or in any way connected with Hazardous Materials in, on, under or about the Premises or the Property, without first notifying Landlord of Tenant’s intention to do so and affording Landlord reasonable opportunity to investigate, appear, intervene and otherwise assert and protect Landlord’s interest in the Premises or the Property. Landlord shall have the right from time to time to inspect the Premises or Property to determine if Tenant is in compliance with this Section 10.2.

10.2.2. Notice of Actions. Tenant will notify Landlord of any of the following actions affecting Landlord, Tenant or the Premises or the Property that result from or in any way relate to Tenant’s use of the Premises or the Property immediately after receiving notice of the same: (i) any enforcement, cleanup, removal or other governmental or regulatory action instituted, completed or threatened under any Hazardous Materials Law; (ii) any claim made or threatened by any person relating to damage, contribution, liability, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Material; and (iii) any reports made by any person, including Tenant, to any environmental agency relating to any Hazardous Material, including any complaints, notices, warnings or asserted violations. Tenant will also deliver to Landlord, as promptly as possible and in any event within five (5) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises or the Property or Tenant’s use of the Premises or the Property. Upon Landlord’s written request, Tenant will promptly deliver to Landlord documentation acceptable to Landlord reflecting the legal and proper disposal of all Hazardous Materials removed or to be removed from the Premises or Property. All such documentation will list Tenant or its agent as a responsible party and the generator of such Hazardous Materials and will not attribute responsibility for any such Hazardous Materials to Landlord or Landlord’s property manager.

10.2.3. Disclosure. Tenant acknowledges and agrees that all reporting and warning obligations required under Hazardous Materials Laws resulting from or in any way relating to Tenant’s use of the Premises or Project are Tenant’s sole responsibility, regardless whether the Hazardous Materials Laws permit or require Landlord to report or warn.

10.2.4. Indemnification for Environmental Liability. Tenant releases and will indemnify, defend (with counsel reasonably acceptable to Landlord), protect and hold harmless the Landlord and the Landlord Parties for, from and against any and all claims, liabilities, damages, losses, costs and expenses whatsoever arising or resulting, in whole or in part, directly or indirectly, from the presence, treatment, storage, transportation, disposal, release or management of Hazardous Materials in, on, under, upon or from the Premises or the Property (including water tables and atmosphere) by Tenant on or after the Commencement Date. Tenant’s obligations under this Section include, without limitation and whether foreseeable or unforeseeable, (i) the costs of any required or necessary repair, cleanup, detoxification or decontamination of the Premises or the Property; (ii) the costs of implementing any closure, remediation or other required action in connection therewith as stated above; and (iii) consultants’ fees, experts’ fees and response costs. The Tenant’s obligations under this section survive for ten (10) years following the earlier of (i) the expiration of the Lease or (ii) the termination of this Lease.

10.3. Signs. Tenant shall not paint, display, inscribe, place or affix any sign, picture, advertisement, notice, lettering, or direction on any part of the outside of the Building(s) or visible from the outside of the Premises, except as first approved by Landlord in writing. All signage shall comply with Landlord’s sign criteria as adopted and promulgated by Landlord from time to time, and with any declaration or covenants, conditions and restrictions affecting the Premises, and with all Laws.

10.4. Financial Statements and Tenant’s Governance Documents.

10.4.1. Reserved.

10.4.2. Reserved.

10.4.3. Financial Statements. From time to time during the Term, upon Landlord’s request (not to exceed one time per calendar year unless the request is in connection with Landlord’s attempted sale or financing of the Premises) and within thirty (30) days following such request, in each case, Tenant shall deliver, and shall cause Guarantor to deliver to Landlord the most currently available financial statements of Tenant; and if no such financial statement is available, then Tenant shall instead deliver to Landlord its most currently available balance sheet, income statement, profit and loss statement and other information and documentation describing and concerning Tenant’s financial condition.

10.4.4. Tenant’s Governance Documents. Solely as it relates to Landlord ability to confirm regulatory compliance related to Tenant’s Use and/or the Cannabis License under the Lease, upon Landlord’s request, and within ten (10) days following such request, in each case, Tenant shall deliver, and shall cause Guarantor to deliver, to Landlord the most currently available corporate governance documents evidencing the ownership structure and management authority of the Tenant and/or Guarantor, specifically related to the Tenant’s Use and/or the Cannabis License (the “Tenant’s Governance Documents”). Tenant’s Governance Documents may include, but are not limited to: operating agreements, management agreements, bylaws (or equivalent corporate governance documents) for the Tenant and/or Guarantor and/or any third-party entity involved with Tenant’s Use at the Property, or any other documents as may be requested at the reasonable discretion of the Landlord to confirm regulatory compliance related to Tenant’s Use and/or the Cannabis License.

10.4.5. Reserved.

10.4.6. Use and Confidentiality of Financial Information. Landlord acknowledges that all financial information provided by Tenant pursuant to Section 10.4 contains commercially sensitive and proprietary information (“Confidential Information”). Landlord agrees to (i) maintain the Confidential Information in strict confidence; (ii) use the Confidential Information solely for the limited purpose of assessing Tenant’s financial condition in connection with this Lease; and (iii) not disclose the Confidential Information to any third party except Landlord’s lenders, investors, attorneys, accountants, or consultants who have a legitimate need to know such information for the same limited purpose and who are bound by obligations of confidentiality no less protective than those set forth herein. Landlord shall implement commercially reasonable measures to safeguard the Confidential Information from unauthorized access or disclosure. Tenant may request the return or secure destruction of Confidential Information upon expiration or termination of this Lease. In no event shall Landlord use or permit the use of any Confidential Information that would be directly adverse to Tenant, or for any competitive, investment, or business purpose unrelated to this Lease.

10.5. Absolute Net Lease. Tenant understands and agrees that this Lease is what is referred to as an absolute net lease. Tenant acknowledges and agrees, without limiting the generality of any other terms or provisions of this Lease, that it is the intent of the parties hereto that any and all amounts paid in this Lease to be paid by Tenant to Landlord, shall be net to Landlord, and any and all costs, expenses, sums, and charges incurred in connection with the Premises or any common areas associated with or relating to the Premises or in connection with the operations thereon, including any and all Taxes, management and administrative fees and costs of repair, maintenance and operation of the Premises shall be paid by Tenant.

11.	Damage and Destruction.

11.1. Reconstruction. If any part of the Building(s) and/or Premises is damaged or destroyed during the Term, Tenant shall diligently repair or rebuild it to substantially the condition in which it existed immediately prior to such damage or destruction. In no event shall any Rent be abated as a result of any damage or destruction to the Premises.

11.2. Excessive Damage or Destruction. If the Building(s) and/or Premises is damaged or destroyed to the extent that it cannot, with reasonable diligence, be fully repaired or restored within the earlier of (i) two (1) year after the date of the damage or destruction, or (ii) the expiration of the Term, Landlord may terminate this Lease by written notice to Tenant within thirty (30) days of the date of the damage or destruction. If Landlord does not terminate the Lease, this Lease shall remain in full force and effect.

11.3. Uninsured Casualty. Notwithstanding anything herein to the contrary, in the event of damage to or destruction of all or any portion of the Building(s) and/or Premises, which damage or destruction is not fully covered by the insurance proceeds received by Tenant under the insurance policies described in Section 7, Landlord may terminate this Lease by written notice to Tenant given within sixty (60) days after the date of notice to Landlord that said damage or destruction is not so covered. If Landlord does not elect to terminate this Lease, this Lease shall remain in full force and effect and the Premises shall be repaired and rebuilt in accordance with the provisions for repair set forth in this Section 11, and to whatever extent Tenant does receive insurance proceeds, it shall deliver such proceeds promptly to Landlord and/or cause the insurance proceeds to be delivered directly to Landlord on Tenant’s behalf.

11.4. Waiver. This Lease sets forth the terms and conditions upon which this Lease may be terminated in the event of any damage or destruction. Accordingly, Tenant hereby waives any right to terminate this Lease by reason of damage or casualty loss pursuant to any present or future laws or case decisions to the same effect.

12.	Eminent Domain.

12.1. All of Premises Taken. If the whole of the Premises is taken either permanently or temporarily by any right of eminent domain or conveyance in lieu thereof (each being hereinafter referred to as “condemnation”), this Lease shall terminate as of the day possession shall be taken by the condemning authority.

12.2. Less Than All of Premises Taken. If twenty percent (20%) or more of the square footage in the Premises is taken by condemnation or if the remainder of the Premises is divided in two (2) or more units, then Landlord shall have the right to terminate this Lease upon written notice to Tenant delivered no later than the day possession shall be taken by such condemning authority whereupon this Lease shall terminate as of the day possession shall be taken by such condemning authority. Tenant shall pay Rent and perform all of its other obligations under this Lease up to that date. If this Lease is not so terminated, the square footage of the Premises shall be accordingly adjusted as of the date of the taking, Rent shall be accordingly adjusted and any pre-paid Rent shall be proportionately credited or debited to Tenant. Thereafter, the Rent shall be based on the square footage of the Premises. Landlord agrees, at Landlord’s cost and expense, as soon as reasonably possible, to restore the Premises on the land remaining to a complete unit of like quality and character as existed prior to such appropriation or taking, provided that Landlord shall not be required to expend more on such restoration than the condemnation award received by Landlord (less all expenses, costs, legal fees and court costs incurred by Landlord in connection with such award).

12.3. Ownership of Award. All damages for any condemnation of all or any part of the Premises shall belong to Landlord without any deduction therefrom for any present or future estate of Tenant, and Tenant hereby assigns to Landlord all its right, title and interest to any such award. Although all damages in the event of any condemnation are to belong to Landlord, Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant’s own right on account of any and all damage to Tenant’s business by reason of the condemnation and for or on account of any cost or loss which Tenant might incur in removing Tenant’s merchandise, furniture, fixtures, leasehold improvements and equipment provided the same does not reduce Landlord’s award.

13.	Default; Remedies.

13.1. Events of Default - Tenant. The occurrence of any of the following events shall constitute an “Event of Default” on the part of the Tenant under this Lease:

13.1.1. Tenant fails to pay any installment of Rent or other payment required pursuant to this Lease within five (5) days after receiving written notice by Landlord issued after the due date of such Rent or other payment.

13.1.2. Tenant vacates or abandons the Premises for more than thirty (30) consecutive days, whether or not Tenant is in default of the Rent payments due under this Lease.

13.1.3. Tenant fails to maintain its Cannabis License in good standing and/or fails to maintain the Cannabis License at the Premises, whether or not Tenant is in default of the Rent payments due under this Lease.

13.1.4. Tenant fails to comply with any term, provision, or covenant of this Lease, including Exhibits, and such failure is not cured within thirty (30) days after written notice thereof to Tenant; provided that if any such failure does not involve the payment of any monetary sum, is not willful or intentional, does not place any right or property of the Landlord in immediate jeopardy, and is within the reasonable power of Tenant to promptly cure after receipt of notice of such failure, all as determined by Landlord in its reasonable discretion, and if the nature of such cure is such that a longer cure period is necessary, Tenant shall only be in default if Tenant shall have failed to commence such cure within said thirty (30) day period and thereafter to have diligently prosecuted such cure to completion within a reasonable time, as determined by Landlord in its reasonable discretion, after Landlord’s written notice of such failure to Tenant.

13.1.5. Tenant shall file a petition or be adjudged a debtor or bankrupt or insolvent under the United States Bankruptcy Code, as amended, or any similar law or statute of the United States or any State; or a receiver or trustee shall be appointed for all or substantially all of the assets of Tenant and such appointment or petition, if involuntary, is not dismissed within sixty (60) days of filing.

13.1.6. Tenant makes an assignment for the benefit of creditors.

13.1.7. Any insurance required to be maintained by Tenant pursuant to this Lease is cancelled or terminated or shall expire or shall be reduced or materially changed, except, in each case, as permitted in this Lease and such default continues for any period of time, regardless of whether or not Landlord gives Tenant written notice of such default. Tenant’s failure to maintain required insurance shall be considered an Event of Default.

13.1.8. Tenant attempts or there occurs any assignment, subleasing or other transfer of Tenant’s interest in or with respect to this Lease except as expressly permitted in this Lease.

13.1.9. Tenant fails to replenish or increase, as applicable, the Security Deposit in accordance with the provisions of this Lease and such failure continues for more than ten (10) days after Landlord gives Tenant written notice of the same.

13.1.10. Notwithstanding anything to the contrary, no Event of Default shall be deemed to have occurred, and no remedies of Landlord shall be available under this Lease, unless and until Landlord has delivered to Tenant a written notice expressly identifying the alleged default and stating that such matter constitutes an Event of Default under this Lease.

13.2. Remedies - Landlord.

13.2.1. Notwithstanding anything to the contrary, Landlord shall not exercise any remedies under this Section unless and until Landlord has delivered to Tenant written notice specifying the Event of Default in reasonable detail and Tenant has failed to cure such Event of Default as outlined in Section 13.1 above. Upon the occurrence of any Event of Default set forth in this Lease and pursuant to Section 13.2 herein, in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the option, but not the obligation, to terminate this Lease and all rights of Tenant and in the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant: (i) any unpaid Rent which has been earned at the time of such termination plus Interest at the rates contemplated by this Lease; plus (ii) the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided plus interest at the rate contemplated by this Lease; plus (iii) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus (iv) all other amounts necessary to compensate Landlord for all direct damages caused by Tenant’s failure to perform Tenant’s obligations under this Lease, including, but not limited to, costs to restore the Premises to good condition, leasing commissions, and reasonable attorneys’ fees. As used in Subsections 13.2.1(iii) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

13.2.2. In the event of any ongoing Event of Default by Tenant beyond any applicable notice and cure period, Landlord shall also have the right with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises if Tenant fails to comply within cure periods described above in Section 13.1.4; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No re-entry or taking possession of the Premises by Landlord shall be construed as an acceptance of a surrender of the Premises or an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction.

13.2.3. In the event of the abandonment of the Premises by Tenant or in the event that Landlord elects to take possession of the Premises pursuant to legal proceedings or pursuant to any notice provided by Law, then if Landlord does not elect to terminate this Lease, Landlord may from time to time, without terminating this Lease, either recover all Rent as it becomes due or re-let the Premises or any part thereof for the Term on terms and conditions as Landlord determines in its sole discretion.

13.2.4. In the event that Landlord elects to re-let, the rents received by Landlord from such reletting shall be applied: first to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord second to the payment of any costs of re-letting; third, to the payment of the cost of any alterations and repairs to the Premises; fourth, to the payment of Rent due and unpaid; and the residual, if any, shall be held by Landlord and applied to payment of future Rent as the same shall become due and payable hereunder. Should that portion of such rents received from such re-letting during the month, which is applied to the payment of Rent, be less than the Rent payable during that month by Tenant hereunder, then Tenant shall pay any such deficiency to Landlord immediately upon demand therefor by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as is certain, any of the costs and expenses incurred by Landlord in such re-letting or in making such alterations and repairs not covered by the rents received from such re-letting.

13.2.5. All rights, options and remedies of Landlord contained in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease. No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any Rent or other payments due hereunder or any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver. The consent or approval of Landlord to or of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent or approval to or of any subsequent similar acts by Tenant.

13.3. Default – Landlord and Tenant’s Remedies. Except as otherwise provided in this Lease, Landlord shall only be in default under this Lease if Landlord fails to perform any of its obligations hereunder within thirty (30) days after its receipt of written notice from Tenant notifying Landlord of any breach of its obligations under this Lease, provided that if the nature of such cure reasonably requires more than thirty (30) days, Landlord shall not be in default so long as Landlord commences cure within such thirty (30) day period and thereafter diligently and continuously prosecutes the cure to completion. If Landlord defaults under this Lease and if, as a consequence of such default, Tenant recovers a money judgment against Landlord, such judgment shall be satisfied against the right, title and interest of Landlord in the Premises including, but not limited to, the rents, proceeds and profits derived therefrom as the same may then be constituted and encumbered, and Landlord shall not be liable for any deficiency. In no event shall Tenant have the right to levy execution against any property of Landlord other than its right, title and interest in the Premises including, but not limited to, the rents, proceeds and profits derived therefrom. Upon any such uncured default by Landlord, Tenant may exercise any of its rights provided at law or in equity including, without limitation, the right to seek specific performance and any remedies expressly granted to Tenant elsewhere in this Lease; provided, however: (a) Tenant shall have no right to offset or abate rent in the event of any default by Landlord under this Lease, except to the extent the Landlord default materially interferes with Tenant’s access to, use, or occupancy of the Premises, or where this Lease expressly permits such abatement or offset; (b) Tenant shall have no right to terminate this Lease; and (c) Tenant’s rights and remedies hereunder shall be limited to the extent (i) Tenant has expressly waived in this Lease any of such rights or remedies and/or (ii) this Lease otherwise expressly limits Tenant’s rights or remedies. Notwithstanding the foregoing, Tenant shall be entitled to proportionate rent abatement or offset only to the extent the Landlord default materially interferes with Tenant’s access to, use, or occupancy of the Premises, or where this Lease expressly permits such abatement or offset. Notwithstanding anything contained in this Lease to the contrary, the obligations of Landlord under this Lease (including any actual or alleged breach or default by Landlord) do not constitute personal obligations of the individual partners, directors, officers, members or shareholders of Landlord or Landlord’s partners, and Tenant shall not seek recourse against the individual partners, directors, officers, members or shareholders of Landlord or against Landlord’s partners or any other persons or entities having any interest in Landlord, or any of their personal assets for satisfaction of any liability with respect to this Lease. In no event shall Landlord or any Landlord Parties ever be liable pursuant to this Lease for lost profits or consequential, speculative or punitive damages.

13.4. Tenant’s Property to Remain. If there is an Event of Default beyond any applicable notice and cure periods, all of Tenant’s furniture, fixtures, equipment, improvements, additions, alterations, and other personal property shall, at the election of Landlord and to the extent permitted by the Cannabis Laws, remain on the Premises and, in that event and continuing during the length of said default, Landlord shall have the right to take exclusive possession of same and to use same, without cost, until all defaults are cured.

13.5. Tenant’s Waiver. Tenant hereby expressly waives, for itself and all persons claiming by, through, or under it, any right of redemption or for the restoration of the operation of this Lease under any present or future law, including without limitation any such right which Tenant would otherwise have in case Tenant shall be dispossessed for any cause, or in case Landlord shall obtain possession of the Property, Building, or Premises as herein provided.

14.	Bankruptcy Provisions.

Landlord and Tenant (as either debtor or debtor-in-possession) agree that if a petition (“Petition”) is filed by or against Tenant under any Chapter of Title 11 of the United States Code (the “Bankruptcy Code”), the following provisions shall apply:

14.1. Adequate protection for Tenant’s obligations accruing after filing of the Petition and before this Lease is rejected or assumed shall be provided within 15 days after filing in the form of a security deposit equal to three months’ Base Rent and Additional Rent and other Lease charges, shall be held by the court or an escrow agent approved by Landlord and the court.

14.2. The sum of all amounts payable by Tenant to Landlord under this Lease constitutes reasonable compensation for the occupancy of the Premises by Tenant.

14.3. Tenant or Trustee shall give Landlord at least 30 days written notice of any vacating or abandonment of the Premises or any proceeding relating to administrative claims. If Tenant vacates or abandons without notice, Tenant or Trustee shall stipulate to entry of an order for relief from stay to permit Landlord to reenter and re-let the Premises.

14.4. If Tenant failed to timely and fully perform any of its obligations under this Lease before the filing of the Petition, whether or not Landlord has given Tenant written notice of that failure and whether or not any time period for cure expired before the filing of the Petition, Tenant shall be deemed to have been in default on the date the Petition was filed for all purposes under the Bankruptcy Code.

14.5. For the purposes of Section 365(b)(1) of the Bankruptcy Code, prompt cure of defaults shall mean cure within 30 days after assumption.

14.6. For the purposes of Section 365(b)(1) and 365(f)(2) of the Bankruptcy Code, adequate assurance of future performance of this Lease by Tenant, Trustee or any proposed assignee will require that Tenant, Trustee or the proposed assignee deposit three months of Base Rent and Additional Rent into an escrow fund (to be held by the court or an escrow agent approved by Landlord and the court) as security for such future performance. In addition, if this Lease is to be assigned, adequate assurance of future performance by the proposed assignee shall require that: (i) the assignee have a tangible net worth not less than the net worth of Tenant as of the Commencement Date or that such assignee’s performance be unconditionally guaranteed by a person or entity that has a tangible net worth not less than the net worth of Tenant as of the Commencement Date; (ii) the assignee demonstrate that it possesses a history of success in operating a business of similar size and complexity in a similar market as Tenant’s business; and (iii) assignee assume in writing all of Tenant’s obligations relating to the Premises or this Lease.

14.7. If Tenant or Trustee intends to assume and/or assign this Lease, Tenant or Trustee shall provide Landlord with 30 days written notice of the proposed action, separate from and in addition to any notice provided to all creditors. Notice of a proposed assumption shall state the assurance of prompt cure, compensation for loss and assurance of future performance to be provided to Landlord. Notice of a proposed assignment shall state: (i) the name, address, and federal tax identification and registration numbers of the proposed assignee; (ii) all of the terms and conditions of the proposed assignment, and (iii) the assignee’s proposed adequate assurance of future performance to be provided to Landlord.

14.8. If Tenant is in default under this Lease when the Petition is filed, Landlord shall not be required to provide Tenant or Trustee with services or supplies under this Lease or otherwise before Tenant assumes this Lease, unless Tenant compensates Landlord for such services and supplies in advance.

15.	Assignment and Subletting.

15.1. Prohibition. Tenant shall not assign, mortgage, pledge or otherwise transfer or encumber this Lease, in whole or in part, nor sublet, license, assign, or permit occupancy by any third party other than Tenant of all or any part of the Premises (collectively, a “Transfer”), without the prior written consent of Landlord, which shall not be unreasonably withheld. Tenant shall, at the time Tenant requests the consent of Landlord, deliver to Landlord such information in writing as Landlord may reasonably require respecting the proposed assignee or subtenant including, without limitation, the name, address, nature of business, ownership, financial responsibility and standing of such proposed assignee or subtenant and Landlord shall have not less than ten (10) business days after receipt of all required information to elect one of the following: (a) consent to such proposed Transfer, or (b) refuse such consent with specified justification to outline good faith basis for not withholding consent unreasonably. In addition, as a condition to Landlord’s consent to any Transfer of this Lease shall be the delivery to Landlord of a true copy of the fully executed instrument of Transfer and an agreement executed by the assignee, sublessee or other transferee in form and substance reasonably satisfactory to Landlord and expressly enforceable by Landlord, whereby the assignee assumes and agrees to be bound by the terms and provisions of this Lease and perform all the obligations of Tenant hereunder with respect to the assigned or subleased portion of the Premises. No Transfer by Tenant shall relieve Tenant or Guarantor of any obligation under this Lease, including Tenant’s obligation to pay Base Rent and Additional Rent hereunder. Any purported Transfer contrary to the provisions hereof without consent shall be void and an Event of Default by Tenant. The consent by Landlord to any Transfer shall not constitute a waiver of the necessity for such consent to any subsequent Transfer. ‘The restrictions in this Section 15.1 shall not apply to any assignment or transfer of this Lease to a related or affiliated entity of Tenant, so long as that related or affiliated entity of Tenant is under majority ownership and control of Tenant, and for which Tenant shall provide written notice to Landlord upon the assignment or transfer.

15.2. Reserved.

15.3. Scope. The prohibition against Transfer contained in this Section 15 shall be construed to include a prohibition against any assignment or subletting by operation of law. If this Lease be assigned, or if the underlying beneficial interest of Tenant is transferred, or if the Premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may collect Rent from the assignee, subtenant or occupant and apply the net amount collected to the Rent herein reserved and apportion any excess Rent so collected in accordance with the terms of the immediately preceding paragraph, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. No Transfer shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee), and Tenant shall not be released from performing any of the terms, covenants and conditions of this Lease.

15.4. Waiver. Notwithstanding any Transfer, or any indulgences, waivers or extensions of time granted by Landlord to any assignee or sublessee or failure of Landlord to take action against any Transfer, Tenant hereby agrees that Landlord may, at its option, and upon not less than ten (10) days’ notice to Tenant, proceed against Tenant without having taken action against or joined such assignee or sublessee, except that Tenant shall have the benefit of any indulgences, waivers and extensions of time granted to any such assignee or sublessee.

15.5. Change in Control. If Tenant is a limited liability company or a partnership, a withdrawal of or change in general partners or members, in one or more transfers, owning more than a fifty one percent (51%) interest, shall constitute a Transfer and shall be subject to the provisions of this Section 15, which will be subject to Landlord’s approval, which shall not be unreasonably withheld. If Tenant is a corporation, a transfer of fifty one percent (51%) or more of the corporation’s stock or assets in one or more transfers, or a change in the control of such company pursuant to a merger, consolidation, sale of assets or otherwise of more than fifty one percent shall be deemed for the purposes hereof to be a Transfer, and shall be subject to the provisions of this Section 15, which will be subject to Landlord’s approval, which shall not be unreasonably withheld. The restrictions in this Section 15.5 shall not apply to any Transfer to a related or affiliated entity of Tenant, so long as that related or affiliated entity of Tenant is under majority ownership and control of Tenant. Tenant and Guarantor also agree that any change in ownership or control of the Cannabis License shall be deemed for the purposes hereof to be a Transfer, and shall be subject to the provisions of this Section 15, which will be subject to Landlord’s approval, which may not be unreasonably withheld.

16.	Estoppel Certificate; Attornment and Subordination.

16.1. Estoppel Certificate. Within ten (10) days after request by Landlord, or if on any sale, assignment or hypothecation by Landlord of Landlord’s interest in the Premises, or any part thereof, an estoppel certificate shall be required from Tenant, Tenant shall deliver to the requesting party a statement in writing: (a) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect; (b) certifying the dates to which the Rent and other charges are paid in advance, if any; (c) acknowledging that there are not, to such party’s knowledge, any uncured defaults on the part of the requesting party hereunder, or specifying such defaults if they are claimed; and (d) certifying to such other matters, relative to the Premises, this Lease and Tenant, as Landlord may request. Any such statement may be relied upon by any prospective purchaser or lender of all or any portion of the Premises or any leasehold interest therein. The failure to deliver such statement within such time shall be conclusive and binding upon the party upon whom the request is made that: (i) this Lease is in full force and effect, without modification except as may be represented by the requesting party; (ii) there are no uncured defaults on the requesting party’s performance; and (iii) no Rent has been paid in advance.

16.2. Attornment. Tenant shall, in the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any mortgage or deed of trust made by Landlord, its successors or assigns, encumbering the Premises or the Building, or any part thereof or in the event of termination of a ground lease, if any, and if so requested, attorn to the purchaser upon such foreclosure or sale or upon any grant of a deed in lieu of foreclosure and recognize such purchaser as Landlord under this Lease; provided, that such purchaser recognizes Tenant’s rights under this Lease and agrees not to disturb Tenant’s quiet possession of the Premises for so long as Tenant is not in default hereunder.

16.3. Subordination. The rights of Tenant hereunder are and shall be, at the election of any mortgagee or the beneficiary of a deed of trust encumbering the Project (or the portion thereof on which the Building is located) and/or Building, subject and subordinate to the lien of such mortgage or deed of trust, or the lien resulting from any other method of financing or refinancing, now or hereafter in force against the Premises, and to all advances made or hereafter to be made upon the security thereof. If requested, Tenant agrees to execute such documentation as may be required by Landlord or its lender to further effect the provisions of this Section 16 in such form as reasonably requested by Landlord or its Lender.

16.4. Recording. This Lease or any memorandum thereof may not be recorded without Landlord’s prior written consent. Notwithstanding the provisions of Section 16.4, in the event that Landlord or its lender requires this Lease or a memorandum thereof to be recorded in priority to any mortgage, deed of trust or other encumbrance which may now or at any time hereafter affect in whole or in part the Premises, and whether or not any such mortgage, deed of trust or other encumbrance shall affect only the Premises, or shall be a blanket mortgage, deed of trust or encumbrance affecting other premises as well, Tenant covenants and agrees with Landlord that Tenant shall execute promptly upon request from Landlord any certificate, priority agreement or other instrument which may from time to time be requested to give effect thereto.

17.	Miscellaneous.

17.1. Notices. Any and all notices, consents or other communications provided for herein shall be given in writing and delivered by hand or registered or certified mail or reputable overnight delivery or by electronic mail addressed to Landlord at the address provided in Section 1, or to such other address as Tenant or Landlord may designate by written notice to the other. Notices shall be deemed sufficiently served upon the earlier of actual receipt, or if by electronic mail on the business day if sent prior to 5:00 p.m. Phoenix, Arizona time, otherwise the following business day, and in either case provided that the sender can provide evidence that the message was sent without any failure or rejection message, or the expiration of three (3) days after the date of mailing thereof, or if a party can conclusively show that actual receipt occurred by others means such as an email that was replied to with the original email text retained or by other method that conclusively demonstrates actual receipt, then notice shall be deemed properly delivered.

17.2. Successors. This Lease and each of its covenants and conditions shall be binding upon and shall inure to the benefit of the parties hereto and their respective assignees, subject to the provisions hereof. Whenever in this Lease a reference is made to Landlord, such reference shall be deemed to refer to the person in whom the interest of Landlord shall be vested, and Landlord shall have no obligation hereunder as to any claim arising after the transfer of its interest in the Building. Any successor or assignee of the Tenant who accepts an assignment of the benefit of this Lease and enters into possession or enjoyment hereunder shall thereby assume and agree to perform and be bound by the covenants and conditions thereof. Nothing herein contained shall be deemed in any manner to give a right of assignment without the prior written consent of Landlord pursuant to, or otherwise as provided in, Section 15 hereof.

17.3. Waiver. No waiver of any default or breach of any covenant by either party hereunder shall be implied from any omission by either party to take action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the waiver and said waiver shall be operative only for the time and to the extent therein stated. Waivers of any covenant, term or condition contained herein by either party shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. The consent or approval by either party to or of any act by either party requiring further consent or approval shall not be deemed to waive or render unnecessary their consent or approval to or of any subsequent similar acts.

17.4. Landlord’s Reserved Rights. Landlord reserves the right to: (a) alter the boundaries of the Property, Building, and/or Premises; and (b) grant easements on the Property, Building, and/or Premises and dedicate for public use portions thereof; strictly provided, however, that no such grant or dedication shall materially interfere with Tenant’s use, access, parking, operations, regulatory compliance, security requirements, or the quiet enjoyment of the Property, Building, and/or Premises, which shall be determined in Tenant’s sole and reasonable discretion. Tenant hereby consents to such subdivision, boundary revision, and/or grant or dedication of easements and agrees from time to time, at Landlord’s request, to execute, acknowledge and deliver to Landlord, in accordance with Landlord’s instructions, any and all documents, instruments, maps or plats necessary to effectuate Tenant’s consent, provided that such documents do not increase Tenant’s costs, obligations, or liabilities under this Lease, impair Tenant’s permitted use, or affect Tenant’s cannabis licensing or regulatory compliance, and Tenant is provided with not less than sixty (60) days prior written notice and Landlord reasonably cooperates with Tenant to address any operational concerns. Landlord reserves the right from time to time upon not less than ten (10) day written notice, unless an emergency, provided that Tenant’s use of the Premises is not materially and adversely affected thereby, to: (a) install, use, maintain, repair and replace pipes, ducts, conduits, wires and appurtenant meters and equipment for service to the Property, Building, and/or Premises or other parts of the Property, Building, and/or Premises above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas, and to relocate any pipes, ducts, conduit, wires and appurtenant meters in the Premises which are located or located elsewhere outside the Property, Building, and/or Premises; (b) make changes to any common areas, the Property, Building, and/or Premises and/or the parking facilities located thereon, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways; (c) close temporarily all or any portion of common areas, the Property, Buildings, or the Premises in order to perform any of the foregoing or any of Landlord’s obligations under this Lease, so long as reasonable access to the Property, Building, and/or Premises remains available during normal business hours, except in emergencies, provided that no such action shall impair Tenant’s utilities, loading, HVAC capacity, security systems, retail operations, or cannabis compliance obligations.

17.5. Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease unless agreed upon in writing or electronic writing between the parties.

17.6. Limitation of Landlord and Personal Liability. Except as stated in any guaranty entered into by any principals or affiliates of the Tenant, the obligations of Landlord and Tenant under this Lease do not constitute personal obligations of the individual partners, directors, officers, members, employees or shareholders of each respective party or their partners, and each party shall look solely to the named entities on this Lease, and the rents and profits therefrom, for satisfaction of any liability in respect to this Lease and will not seek recourse against the individual partners, directors, officers, members, employees or shareholders of either party, or their partners or any of their personal assets for such satisfaction. Nothing herein shall abrogate the rights of any party to pursue any other party for a tort action committed that party him or herself.

17.7. Survival. The obligations and liabilities of each party which are incurred or accrue prior to the expiration or termination of this Lease or of Tenant’s right of possession shall survive such expiration or termination, as shall all provisions by which a party is to provide defense and indemnity to the other party, all provisions waiving or limiting the liability of Landlord, and all attorneys’ fees provisions.

17.8. Attorneys’ Fees. In the event either party requires the services of an attorney in connection with enforcing the terms of this Lease or in the event suit is brought for the recovery of any Rent due under this Lease or the breach of any covenant or condition of this Lease, or for the restitution of the Premises to Landlord and/or eviction of Tenant, the substantially prevailing party will be entitled to a reasonable sum for attorneys’ fees, witness fees and other court costs, both at trial and on appeal.

17.9. Captions. The captions, article, paragraph and Section numbers and table of contents appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent or such Sections or articles of this Lease nor in any way affect this Lease.

17.10. Severability. If any term, covenant, condition or provision of this Lease, or the application thereof to any person or circumstance, shall to any extent be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, covenants, conditions or provisions of this Lease, or the application thereof to any person or circumstance, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

17.11. Governing Law, Dispute Resolution and Venue. This Lease shall be construed in accordance with the laws of the State where the Premises is located without regard to conflicts of laws principles thereof and all questions concerning the validity and construction hereof shall be determined in accordance with the laws of said state. In the event of any dispute under this Lease, proper venue shall be the federal or state courts located in the county where the Premises is located. The forgoing notwithstanding, all disputes among the parties to this Lease shall be settled by binding arbitration, by one arbitrator, according to the then-current AAA rules. The parties to the arbitration shall split the arbitrator’s fees equally. The arbitrator’s decision shall be final and binding and may be enforced according to the Uniform Arbitration Act and/or enforced in any court of competent jurisdiction. The arbitrator may award injunctive relief and may award attorney fees and/or costs to the prevailing party or parties.

17.12. Submission of Lease. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of or option for leasing the Premises. This document shall become effective and binding only upon execution and delivery hereof by Landlord and Tenant. No act or omission of any officer, employee or agent of Landlord or Tenant shall alter, change or modify any of the provisions hereof.

17.13. Surrender and Holding Over. Upon the expiration or earlier termination of the Term, Tenant shall (i) deliver and surrender to Landlord possession of the Premises broom clean, free of debris, in good order, condition and state of repair (except ordinary wear and tear), (ii) subject to any Landlord rights under this Lease or at law, remove all of Tenant’s movable furniture, trade fixtures or other personal property including interior and exterior signage, and repair any damage caused by such removal, and (iii) deliver the keys (and any combinations, as applicable) to the Premises to Landlord. For purposes of this Section, the term “trade fixtures” shall not include any permanently affixed items or equipment (such as without limitation plumbing fixtures, HVAC equipment, kitchen hoods and walk-in coolers), carpeting, floor coverings, attached shelving/cabinetry, lighting fixtures (other than freestanding lamps), wall coverings, or similar Tenant improvements which shall remain on the Premises at the expiration or earlier termination of this Lease unless otherwise requested by Landlord in writing. If not sooner terminated as herein provided, this Lease shall terminate at the end of the Term without the necessity of notice from either Landlord or Tenant to terminate same, Tenant hereby waiving notice to vacate the Premises and agreeing that Landlord shall be entitled to the benefit of all provisions of law respecting the summary recovery of possession of the Premises from a tenant holding over. Should Tenant, or any of its successors in interest, hold over the Premises or any part thereof after the expiration or earlier termination of this Lease with Landlord’s prior written consent, such holding over shall constitute and be construed as a tenancy from month to month only, at a monthly rent equal to one hundred fifty percent (150%) of the Base Rent payable for the final month of the Term of this Lease and otherwise upon the terms and conditions in the Lease, except that Landlord may terminate the tenancy on 10 days prior written notice to Tenant. The acceptance by Landlord of Rent after such expiration or early termination shall not result in a renewal or extension of this Lease. The foregoing provisions of this Section 17.13 are in addition to and do not affect Landlord’s right of re-entry or any other rights of Landlord hereunder or as otherwise provided by law. If Tenant fails to surrender the Premises on the expiration of this Lease and/or to remove all Tenant’s fixture and/or personal property pursuant to this Lease, Tenant shall indemnify and hold Landlord harmless for, from and against all claims, damages, including consequential damages, loss and liability, including without limitation, any claim made by any succeeding tenant resulting from such failure to surrender by Tenant and any attorneys’ fees and costs incurred by Landlord with respect to any such claim.

17.14. Quiet Enjoyment. Tenant, on performing the covenants and observing the conditions of this Lease, at all times during the Term shall have the peaceable enjoyment of the Premises without hindrance or disturbance by Landlord or any person claiming through or under it or any person having or claiming paramount title.

17.15. Broker; Agency Disclosure. Each of Tenant and Landlord warrant that it has had no discussions, negotiations and/or other dealings with any real estate broker or agent in connection with the negotiation of this Lease other than the Broker(s) identified in Section 1, if any (“Brokers”). Each of Tenant and Landlord agrees to indemnify the other and hold the other harmless for, from and against any and all demands, claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation, attorneys’ fees and costs) with respect to any leasing commission or equivalent compensation alleged to be owing on account of such party’s discussions, negotiations and/or dealings with any real estate broker or agent. This Section 17.15 is not intended to benefit any third parties and shall not be deemed to give any rights to brokers or finders.

17.16. Landlord’s Right to Perform. Upon Tenant’s failure to perform any of its direction obligations of Tenant hereunder after notice from Landlord (if notice is required in this Lease), or upon Tenant’s failure to perform any of its obligations under any third-party agreements related to the property (such as property management, architecture, engineering, or contractor services), including without limitation, Tenant’s failure to pay Tenant’s insurance premiums, charges of contractors who have supplied materials or labor to the Premises, etc., Landlord shall have the right to perform such obligation of Tenant on behalf of Tenant and/or to make payment on behalf of Tenant to such parties. Tenant shall reimburse Landlord the reasonable cost of Landlord’s performing such obligation on Tenant’s behalf, including reimbursement of any amounts that may be expended by Landlord, plus interest at the Overdue Rate, as Additional Rent.

17.17. Assignment by Landlord. Landlord may freely sell, assign or otherwise transfer all or any portion of its interest under this Lease or in the Premises, and in the event of any such transfer, the party originally executing this Lease as Landlord, and any successor or affiliate of such party, shall be relieved of any and all of its obligations under this Lease from and after the date of such transfer, so long as written notice is provided to Tenant prior to the transfer and so long as the transferee provides written notice to Tenant prior to the transfer that the transferee will assume all of Landlord’s obligations under this Lease. Tenant shall thereafter be bound to the transferee with the same effect as though the latter had been the original Landlord, and the transferee shall thereafter be bound to Tenant with the same effect as though the transferee had been the original Landlord. If any Security Deposit is given by Tenant to secure performance of Tenant’s covenants hereunder, Landlord shall transfer such Security Deposit to any transferee in trust for Tenant and thereupon Landlord shall be discharged from any further liability in reference thereto.

17.18. Entire Agreement. This Lease sets forth all covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Premises, and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between Landlord and Tenant other than as are herein set forth. No subsequent alteration, amendment, change or addition to the Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by Landlord and Tenant. This Agreement shall supersede and replace all prior agreements and understandings, either oral or written, between the Parties.

17.19. Guarantor. Tenant’s obligations under this Lease shall be guaranteed by the one or more persons or entities guaranteeing all of Tenant’s obligations in this Lease acceptable to Landlord (“Guarantor”), to be evidenced by an instrument of guaranty attached as Exhibit D hereto. The Commencement Date will not occur until such instrument has been executed and delivered by Guarantor(s) to Landlord.

17.20. Exhibits. Any Exhibits attached to this Lease are by this reference incorporated herein.

17.21. Time. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor. If any date for exercise of any right, giving of any notice, or performance of any provision of this Agreement falls on a Saturday, Sunday or holiday, the time for performance will be extended to the next business day.

17.22. Prior Agreement or Amendment. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in the Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provisions of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors-in-interest.

17.23. Counterparts. This Agreement may be executed in any number of counterparts, any of which may be executed and transmitted electronically (including by e-mail and facsimile), and each of which will be deemed an original of this Agreement, and all of which, when taken together, shall be deemed to constitute one and the same Agreement.

17.24. Authority to Bind Tenant. The individuals signing this Lease on behalf of Tenant hereby represent and warrant that they are empowered and duly authorized to bind Tenant to this Lease. If Tenant is a corporation, limited liability company or limited or general partnership, each individual executing this Lease on behalf of Tenant represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of Tenant, in accordance with a duly adopted resolution or consents of all appropriate persons or entities required therefor and in accordance with the formation documents of tenant, and that this Lease is binding upon Tenant in accordance whit its terms. Simultaneously with execution of this Lease, Tenant shall deliver to Landlord a copy of the appropriate resolution or consent, certified by an appropriate officer, partner or manager of Tenant, authorizing or ratifying the execution of this Lease.

17.25. Interpretation. The parties hereto specifically acknowledge and agree that the terms of this Lease have been mutually negotiated and the parties hereby specifically waive the rule or principle of contract construction which provides that any ambiguity in any term or provision of a contract will be interpreted or resolved against the party which drafted such term or provision.

17.26. Anti-Terrorism and AML Representation and Indemnity. Tenant certifies that: (i) neither it nor its officers, directors or controlling owners are acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order, the United States Department of Justice, or the United States Treasury Department as a terrorist, “Specially Designated National or Blocked Person,” or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule or regulation that is enforced or administered by the Office of Foreign Assets Control (“SDN”); (ii) neither it nor its officers, directors or controlling owners are engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity or nation; and (iii) neither it nor its officers, directors or controlling owners are in violation of Presidential Executive Order 13224, the USA Patriot Act, the Bank Secrecy Act, the Money Laundering Control Act or any regulations promulgated pursuant thereto. Tenant hereby agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities and expenses (including reasonable attorneys’ fees and costs) arising from or related to any breach of the foregoing certification. Should Tenant, during the Term, be designated an SDN, Landlord may, at its sole discretion, terminate this Lease.

17.27. Regulatory Notification to Cease Cannabis Operations. In the event Landlord or Tenant receives written notice from any federal, state, or local governmental or regulatory authority stating that Landlord or Tenant may be subject to seizure of its real or personal property or other adverse civil or criminal liability if cannabis-related activities are not restricted at the Premises, or that the cultivation, manufacturing, dispensing, sale, or possession of cannabis at the Premises is or will be prohibited, Landlord or Tenant shall provide the other party with written notice of such governmental communication immediately upon receipt (and in no event later than five (5) business days thereafter). Provided that such regulatory cease-operations order cannot be immediately rectified or remedied, Tenant’s right to conduct cannabis-related activities at the Premises must cease as of the effective date set forth in such governmental notice, provided however, that Tenant shall have no right to terminate the Lease. Nothing in this Section shall prevent Tenant from continuing to occupy and use the Premises for any other lawful use permitted under this Lease.

17.28. Tenant’s Representations, Warranties and Covenants. Tenant makes the following representations, warranties and covenants as of the Effective Date:

17.28.1. Organization, Authority and Status. Tenant is duly organized or formed, validly existing and in good standing under the laws of its state of incorporation or formation. Tenant is qualified as a foreign corporation, partnership or limited liability company, as the case may be, to do business in the state where the Premises are located. All necessary action has been taken to authorize the execution, delivery and performance by Tenant of this Lease. Tenant is not a “foreign corporation”, “foreign partnership”, “foreign trust”, “foreign limited liability company” or “foreign estate”, as those terms are defined in the Internal Revenue Code and the regulations promulgated pursuant to the Internal Revenue Code. The person(s) who have executed this Lease on behalf of Tenant are duly authorized to do so. Tenant shall, at all times during the Term, maintain itself in good standing under the laws of its state of incorporation or formation, and in the state where the Premises are located.

17.28.2. Enforceability. Upon execution by Tenant, this Lease shall constitute the legal, valid and binding obligation of Tenant, enforceable against Tenant in accordance with its terms.

17.28.3. Litigation. There are no suits, actions, proceedings or investigations pending, or, to the best of its knowledge, threatened against or involving Tenant or the Premises before any arbitrator or governmental authority.

17.28.4. Absence of Breaches or Defaults. Tenant is not, and the authorization, execution, delivery and performance of this Lease will not result in, any breach or default under any document, instrument or agreement to which Tenant is a party or by which any property of Tenant is subject or bound. The authorization, execution, delivery and performance of this Lease and the documents, instruments and agreements provided for in this Lease will not violate any applicable Laws.

17.28.5. Financial Information. Tenant has delivered to Landlord certain financial statements and other information concerning Tenant (the “Financial Information”). The Financial Information is true, correct and complete in all material respects; there have been no material amendments to the Financial Information since the date such Financial Information was prepared or delivered to Landlord. Tenant understands that Landlord is relying upon the Financial Information and Tenant represents that such reliance is reasonable. All financial statements included in the Financial Information fairly present as of the date of such Financial Information the financial condition of each individual or entity to which they pertain. No material change has occurred with respect to the financial condition of Tenant as reflected in the Financial Information.

17.28.6. Solvency. Both before and immediately after the consummation of the transaction contemplated by this Lease and after giving effect to such transactions, (i) the fair value of the assets of Tenant, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of Tenant; (ii) the present fair saleable value of the assets of Tenant will be greater than the amount that will be required to pay the probable liability of Tenant on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) Tenant will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) Tenant will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and as proposed to be conducted after the date of this Lease. Tenant does not intend to and does not believe that it will incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it and the timing of the amounts of cash to be payable on or in respect of its debts and other liabilities, subordinated, contingent, or otherwise.

17.28.7. No Reliance by Tenant. Tenant specifically acknowledges that neither Landlord, nor any agent, officer, employee or representative of Landlord, has made any representation or warranty regarding the projected profitability of the business to be conducted on the Premises and that Landlord did not prepare or assist in the preparation of any of the projected figures used by Tenant in analyzing the economic viability and feasibility of the business to be conducted by Tenant at the Premises. Tenant specifically acknowledges that neither Landlord, nor any agent, officer, employee or representative of Landlord, has made any representation or warranty regarding the treatment of this Lease for accounting purposes.

17.28.8. Right of First Refusal. Tenant shall have a right of first refusal to purchase the Premises on the terms and conditions of this Section. During the Term of this Lease, if Landlord desires to sell the Premises and accepts a written, bona fide and arms-length offer or letter of intent to purchase the Premises (for clarity, this would not include an offer from or transfer to any affiliated or related party, in whole or in part, or any corporate restructuring to which Landlord is a party) that it is committed to execute and move to a definitive contract (the “ROFR Offer”), Landlord shall thereafter provide to Tenant a copy of such ROFR Offer and Tenant will have a period of ten (10) days thereafter within which to notify Landlord in writing whether or not it desires to purchase the Premises on the terms set forth in the ROFR Offer. Notwithstanding anything to the contrary herein, Tenant shall have no right of first refusal as contemplated in this Section if there exists any ongoing Event of Default beyond any applicable notice and cure period. If Tenant timely gives written notice to the Landlord to purchase the Premises, then Tenant shall purchase the Premises on the terms set forth in the ROFR Offer. Landlord shall confirm receipt of Tenant’s notice, and no later than ten (10) days following Tenant’s notice, Tenant shall pay an escrow deposit equal to the amount stated in the ROFR Offer for an escrow deposit, which escrow deposit shall be deposited with an escrowee of Tenant’s choosing and reasonably approved by Landlord. If Tenant fails to notify Landlord in writing within such ten (10) day period or if Tenant notifies Landlord it does not desire to purchase the Premises pursuant to the ROFR Offer or there exists an ongoing Event of Default beyond any applicable notice and cure period, then Tenant shall be deemed to waive its right of first refusal for that specific ROFR Offer only, and its right of first refusal shall remain intact for any subsequent sale that may occur due to the ROFR Offer not being fulfilled. Tenant’s right of first refusal shall not remain intact, nor shall it carry over to any new Landlord following a sale of the Premises and/or Property by the original Landlord; provided however, i) that any transfer to an affiliate or related party of Landlord, or any indirect transfer of ownership interests in Landlord (other than a bona fide third-party sale), shall not extinguish or impair Tenant’s right of first refusal, and ii) Landlord shall use commercially reasonable, good-faith efforts to require, or where not reasonably practicable, to request that any prospective purchaser of the Premises and/or Property assume and honor Tenant’s right of first refusal; provided further that Landlord shall not be deemed in breach of this Lease if such purchaser refuses to assume or honor Tenant’s right of first refusal despite Landlord’s compliance with the foregoing obligations.

17.28.9. Grant of Exclusive Option to Purchase. During the period commencing on the Commencement Date of the Lease and ending on March 30, 2026 (the “Option Period”), Tenant shall have an exclusive option (the “Purchase Option”) to purchase: (i) the leased Premises (the “Green Valley Property”), (ii) the real property commonly known as 2095 E. Northern Avenue, Kingman, Arizona (the “Kingman Property”), and the real property commonly known as 2144-2148 N. Road 1 East, Chino Valley, Arizona (the “Chino Valley Property”) (collectively, the Chino Valley Property, the Kingman Property, and the Green Valley Property are referred to herein as the “Option Properties”) from Landlord, or Landlord’s affiliates as the sellers, for a total valuation of Nine Million and No/100 Dollars ($9,000,000.00) (the “Option Price and “Purchase Price”), payable as follows: (i) a non-refundable earnest money deposit in the amount of Four Hundred Thousand and No/100 Dollars ($400,000.00) to be deposited into escrow upon execution of the Purchase Agreement(s) and opening of escrow, which such deposit shall be applied to the Down Payment (defined herein); (ii) a cash down payment at Closing in the amount of Four Million and No/100 Dollars ($4,000,000.00) (the “Down Payment”); and (iii) seller financing in the principal amount of Five Million Dollars and No/100 Dollars ($5,000,000.00) (the “Seller Financing”). The Purchase Option may only be exercised if Tenant elects to purchase all of the Option Properties simultaneously in an “all or none” transaction, and any attempt to exercise an option with respect to fewer than all the Option Properties shall be null and void. Tenant may exercise the Purchase Option at any time during the Option Period by delivering written notice thereof to Landlord (the “Purchase Exercise Notice”), specifying Tenant’s intent to purchase the Option Properties pursuant to the terms hereof. The Purchase Exercise Notice shall be irrevocable and shall be deemed given when received by Landlord. Upon timely delivery of the Purchase Exercise Notice, the parties shall, within ten (10) business days thereafter, enter into mutually agreeable purchase and sale and joint escrow agreement(s) (the “Purchase Agreement(s)”) which shall incorporate the Purchase Price and the following additional terms: (i) the Purchase Agreements for all of the Option Properties shall have a simultaneous closing (the “Closing”), and the Closing shall occur no later than June 30, 2026; (ii) the Option Properties shall transfer on an as-is and where-is basis with no reps or warranties of any kind from Landlord or the sellers of the respective Option Properties; (iii) Seller Financing shall include the following terms and/or documentation: (x) a Loan Agreement and Promissory Note secured by and Deed of Trust against the Option Properties all three (3) Option Properties a Five Million and No/100 Dollars ($5,000,000.00) debt owed to Landlord as seller, or its designee, (y) the outstanding principal shall carry an interest rate of seven percent (7%) annually, over a thirty-six (36) month term, with payments made on a monthly basis calculated over a 15-year amortization period, with all outstanding principal and accrued interest due and payable in full as a balloon payment at the end of the term, and (z) the Seller Financing shall be the only debt and/or lien allowed to encumber the Option Properties until paid in full and released. The Purchase Option shall automatically terminate and be of no further force or effect upon the expiration of the Option Period, unless Landlord and Tenant mutually agree to extend the Option Period. The Purchase Option shall be personal to Tenant or a related or affiliated entity of Tenant, so long as that related or affiliated entity of Tenant is under majority ownership and control of Tenant, and shall otherwise not be assignable or transferable without Landlord’s prior written consent, which may not be unreasonably withheld.

IN WITNESS WHEREOF, the parties have executed this Lease as of the Effective Date.

LANDLORD:

GREEN VALLEY GROUP, LLC,
an Arizona limited liability company

By:

Name:

Its:

Date:

TENANT:

BROKEN ARROW HERBAL CENTER, INC.
an Arizona corporation

By:

Name:

Its:

Date:

EXHIBIT A: LEASE COMMENCEMENT & NOTICE OF LEASE TERMS

This NOTICE OF LEASE TERMS (“Notice”) is made and entered into effective as of January 01, 2026, by and between Green Valley Group, LLC an Arizona limited liability company (“Landlord”) and Broken Arrow Herbal Center, Inc. an Arizona corporation (“Tenant”).

Recitals:

A. Landlord and Tenant have entered into that certain Amended and Restated Absolute Net Lease Agreement, dated as of January 01, 2026 (the “Lease”), pursuant to which Landlord leased to Tenant and Tenant leased from Landlord certain “Property” and “Premises”, as described in the Lease, in that certain Building(s) located within the following APN of ###-##-####; and with a commonly known address of 1732 W. Commerce Point Place, Green Valley, Arizona 85614.

B. Except as otherwise set forth herein, all capitalized terms used in this Notice shall have the same meaning as such terms have in the Lease.

C. Landlord and Tenant desire to confirm the Commencement Date and the expiration date of the Initial Term, as hereinafter provided.

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Confirmation of Dates. The parties hereby confirm that (a) the Property and Premises are ready for occupancy by Tenant, and (b) the Initial Term commenced as of January 01, 2026 (the “Commencement Date”), and as such, Base Rent payments will commence as of January 01, 2026 (the “Rent Commencement Date”) for a term of fourteen (14) years, ending on December, 31, 2039; unless sooner terminated as provided in the Lease.

2. No Further Modification. Except as set forth in this Notice, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, this Notice has been executed as of the day and year first above written.

LANDLORD:

GREEN VALLEY GROUP, LLC,
an Arizona limited liability company

By:

Name:

Its:

TENANT:

BROKEN ARROW HERBAL CENTER, INC.
an Arizona corporation

By:

Name:

Its:

A-1

EXHIBIT B: RENTAL PAYMENT SCHEDULE

*	If any errors or conflicts exist between figures in this Exhibit and the Lease, the Terms of the Lease will rule.

**	Month Details are estimates and may vary based upon Lease Commencement and Rent Commencement Dates.

Year Period	Month Period	Month	Base Rent	Est. Sales/Rental Tax	Est. Total to Invoice
1	1	January 01, 2026	$3,500.00	$17.50	$3,517.50
1	2	February 01, 2026	$3,500.00	$17.50	$3,517.50
1	3	March 01, 2026	$3,500.00	$17.50	$3,517.50
1	4	April 01, 2026	$3,500.00	$17.50	$3,517.50
1	5	May 01, 2026	$3,500.00	$17.50	$3,517.50
1	6	June 01, 2026	$3,500.00	$17.50	$3,517.50
1	7	July 01, 2026	$3,500.00	$17.50	$3,517.50
1	8	August 01, 2026	$3,500.00	$17.50	$3,517.50
1	9	September 01, 2026	$3,500.00	$17.50	$3,517.50
1	10	October 01, 2026	$3,500.00	$17.50	$3,517.50
1	11	November 01, 2026	$3,500.00	$17.50	$3,517.50
1	12	December 01, 2026	$3,500.00	$17.50	$3,517.50
2	13-24	January 01, 2027	$3,500.00	$17.50	$3,517.50
3	25-36	January 01, 2028	$3,500.00	$17.50	$3,517.50
4	37-48	January 01, 2029	$3,500.00	$17.50	$3,517.50
5	49-60	January 01, 2030	$3,500.00	$17.50	$3,517.50
6	61-72	January 01, 2031	$3,500.00	$17.50	$3,517.50
7	73-84	January 01, 2032	$3,500.00	$17.50	$3,517.50
8	85-96	January 01, 2033	$3,500.00	$17.50	$3,517.50
9	97-108	January 01, 2034	$3,500.00	$17.50	$3,517.50
10	109-120	January 01, 2035	$3,500.00	$17.50	$3,517.50
11	121-132	January 01, 2036	$3,500.00	$17.50	$3,517.50
12	133-144	January 01, 2037	$3,500.00	$17.50	$3,517.50
13	145-156	January 01, 2038	$3,500.00	$17.50	$3,517.50
14	157	January 01, 2039	$3,500.00	$17.50	$3,517.50
14	158	February 01, 2039	$3,500.00	$17.50	$3,517.50
14	159	March 01, 2039	$3,500.00	$17.50	$3,517.50
14	160	April 01, 2039	$3,500.00	$17.50	$3,517.50
14	161	May 01, 2039	$3,500.00	$17.50	$3,517.50
14	162	June 01, 2039	$3,500.00	$17.50	$3,517.50
14	163	July 01, 2039	$3,500.00	$17.50	$3,517.50
14	164	August 01, 2039	$3,500.00	$17.50	$3,517.50
14	165	September 01, 2039	$3,500.00	$17.50	$3,517.50
14	166	October 01, 2039	$3,500.00	$17.50	$3,517.50
14	167	November 01, 2039	$3,500.00	$17.50	$3,517.50
14	168	December 01, 2039	$3,500.00	$17.50	$3,517.50

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EXHIBIT C: LEGAL DESCRIPTION

Lot 6 of Duval Commerce Park, according to the plat of record in Book 52 of Maps and Plats, Page 2, Official Records of Pima County, Arizona. APN of ###-##-####; and with a commonly known address of 1732 W. Commerce Point Place, Green Valley, Arizona 85614.

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EXHIBIT D: GUARANTY OF PAYMENT AND PERFORMANCE

THIS GUARANTY (this “Guaranty”) is made as of the following date: January 01, 2026 by A&R CONSULTANTS, LLC (herein called “Guarantor”) in favor of GREEN VALLEY GROUP, LLC, an Arizona limited liability company (herein called “Landlord”).

R E C I T A L S:

BROKEN ARROW HERBAL CENTER, INC., an Arizona corporation (herein called “Tenant”) and Landlord are party to that certain AMENDED AND RESTATED ABSOLUTE NET LEASE AGREEMENT dated January 01, 2026 (for reference purposes only) (the “Lease” or “Agreement”).

In order to induce Landlord to enter into the Agreement, Guarantor agreed to execute and deliver to Landlord this Guaranty.

Guarantor acknowledges that Landlord would not have entered into the Agreement without the execution and delivery by Guarantor of this Guaranty.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Guarantor, Guarantor hereby agrees in favor of Landlord (and Landlord’s successors and assigns) as follows:

1.	Guarantor absolutely, unconditionally, and irrevocably guarantees the prompt and complete payment and performance when due, whether by acceleration or otherwise, of all obligations, liabilities, and covenants, whether now in existence or hereafter arising, of Tenant to Landlord, and arising under the Agreement, including without limitation all amounts due to Landlord as rent or otherwise under the Agreement (the “Obligations”). Guarantor hereby agrees to pay and/or perform punctually, upon written demand by Landlord, each such Obligation which is not paid or performed as and when due and payable by Tenant, in like manner as such amount is due from Tenant. For purposes hereof, the Obligations shall be performed and/or due and payable when due and payable under the terms of the Agreement notwithstanding the fact that the collection or enforcement thereof as against Tenant may be stayed or enjoined under Title 11 of the United States Code or similar applicable law. This Guaranty is one of payment and not of collection.

2.	Guarantor’s Obligations under this Guaranty are absolute and unconditional and shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or the Agreement, or by any other circumstance relating to the Obligations or the Agreement which might otherwise constitute a legal or equitable discharge of or defense of a guarantor or surety. Guarantor hereby irrevocably waives any and all suretyship defenses, defenses that could be asserted by Tenant (except payment) and all other defenses that would otherwise be available to Guarantor. All payments by Guarantor pursuant to this Guaranty shall be made without setoff. Landlord shall not be obligated to file any claim relating to the Obligations in the event that Tenant becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of Landlord so to file shall not affect Guarantor’s obligations under this Guaranty. Guarantor irrevocably waives any right to require Landlord to pursue any other remedy in Landlord’s power whatsoever, whether against Tenant or any other obligor principally or secondarily obligated with respect to the Obligations. Guarantor irrevocably waives any defense arising by reason of any disability, bankruptcy, reorganization or similar proceeding involving Tenant. In the event that any payment in respect of any Obligations is rescinded or must otherwise be returned for any reason whatsoever, Guarantor shall remain liable under this Guaranty in respect of such Obligations as if such payment had not been made.

3.	Guarantor agrees that Landlord may at any time and from time to time, either before or after the maturity thereof, without notice to or further consent of Guarantor, extend the time of payment of, or performance of, or renew, any of the Obligations, and may also make any agreement with Tenant or with any other party to or person liable on any of the Obligations, or interested therein, for the extension, renewal, payment, compromise, waiver, discharge or release thereof, in whole or in part, or for any amendment or modification of the terms thereof or of the Agreement or any other agreement between Landlord and Tenant or any such other party or person, without in any way impairing, releasing or affecting the liabilities of Guarantor under this Guaranty.

4.	Guarantor will not exercise any rights which it may acquire by way of subrogation until all of the Obligations to Landlord shall have been indefeasibly paid in full, or performed in its entirety. Any amount paid to Guarantor in violation of the preceding sentence shall be held in trust for the benefit of Landlord and shall forthwith be paid to Landlord to be credited and applied to the Obligations, whether matured or unmatured. Guarantor hereby subordinates any and all liabilities and indebtedness to Guarantor to the prior indefeasible payment in full of the Obligations.

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5.	This Guaranty shall remain in full force and effect and be binding upon Guarantor, its successors and assigns until all of the Obligations have been satisfied in full and the Agreement shall have been terminated or fully performed. This Guaranty may not be modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by Landlord and Guarantor. This is a continuing Guaranty relating to all Obligations, including any arising during any holdover term or arising under transactions renewing or extending the term of the Agreement, changing the terms of any Obligations, or creating new or additional Obligations after prior Obligations have in whole or in part been satisfied, regardless of any lapse of time. If any of the present or future Obligations are guaranteed by persons, partnerships, corporations or other entities in addition to Guarantor, the death, release or discharge, in whole or in part, or the bankruptcy, liquidation or dissolution of one or more of them shall not discharge or affect the liabilities of Guarantor under this Guaranty. The obligations of Guarantor hereunder shall be additional to, and not in substitution for, any security or other guarantee or indemnity at any time existing in respect of Tenant’s obligations, liabilities and covenants under the Agreement.

6.	No failure on the part of Landlord to exercise, and no delay in exercising, any right, remedy or power under this Guaranty shall operate as a waiver thereof, nor shall any single or partial exercise by Landlord of any right, remedy or power under this Guaranty preclude any other or future exercise of any right, remedy or power under this Guaranty. Each and every right, remedy and power granted to Landlord under this Guaranty or allowed it by law or by the Agreement or any other agreement shall be cumulative and not exclusive of any other, and may be exercised by Landlord from time to time.

7.	Guarantor hereby waives notice of acceptance of this Guaranty and notice of any obligation or liability to which it may apply, and waives presentment, demand for payment, protest, notice of dishonor or non-payment of any such obligation or liability, suit or the taking of other action by Landlord against, and all other notices whatsoever to, Tenant, Guarantor or others.

8.	Landlord may at any time and from time to time without notice to or consent of Guarantor and without impairing or releasing the obligations of Guarantor hereunder: (a) take or fail to take any action of any kind in respect of any security for any obligation, covenant or liability of Tenant to Landlord, (b) exercise or refrain from exercising any rights against Tenant or others, (c) compromise or subordinate any obligation or liability of Tenant to Landlord including any security therefor, (d) consent to the assignment by Tenant of its interest in the Agreement, or (e) consent to any other matter or thing under or relating to the Agreement. Guarantor agrees to reimburse Landlord for the costs and reasonable attorneys’ fees incurred by reason of Landlord having to enforce this Guaranty.

9.	Guarantor represents and warrants to Landlord that (a) the Agreement has been duly authorized, executed and delivered by Tenant and is a legal, valid and binding instrument enforceable against Tenant in accordance with its terms, and (b) this Guaranty has been duly authorized, executed and delivered by Guarantor and is a legal, valid and binding instrument enforceable against Guarantor in accordance with its terms.

10.	Guarantor may not assign its rights nor delegate its obligations under this Guaranty, in whole or in part, without prior written consent of Landlord, and any purported assignment or delegation absent such consent is void. This Guaranty shall remain in full force and effect notwithstanding (a) any assignment or transfer by Tenant of its interest in the Agreement (in which case this Guaranty shall apply, from and after such assignment or transfer, to all of the obligations, liabilities and covenants of the assignee or transferee under the Agreement), or (b) any assignment or transfer by Landlord of its interest in the Agreement (in which case Guarantor’s obligations under this Guaranty shall inure to the benefit of Landlord’s assignee or transferee), in each case irrespective of whether Guarantor has notice of or consents to any such assignment or transfer.

11.	GUARANTOR HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY, OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THE AGREEMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. GUARANTOR FURTHER WARRANTS AND REPRESENTS THAT GUARANTOR HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT GUARANTOR KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

12.	THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE WHERE THE PROPERTY AND PREMISES IS LOCATED WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. GUARANTOR AND LANDLORD JOINTLY AND SEVERALLY AGREE TO THE EXCLUSIVE JURISDICTION OF COURTS LOCATED IN THE STATE WHERE THE PROPERTY IS LOCATED OVER ANY DISPUTES ARISING OUT OF OR RELATING TO THIS GUARANTY.

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GUARANTOR:

By:

CERTIFICATE OF ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of

County of

On                                            before me,                                            personally appeared                                           , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of                                            that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	(Seal)

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